As filed with the Securities and Exchange Commission on February 24, 2021.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AYR WELLNESS INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2833	98-1500584
(Province or other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

199 Bay Street, Suite 5300, Toronto, Ontario, M5L 1B9; (949) 574-3860
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100
 (Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Megan Kulick AYR Wellness Inc. 199 Bay Street, Suite 5300 Toronto, Ontario Canada, M5L 1B9 (949) 574-3860	Richard Raymer Dorsey & Whitney LLP TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario Canada, M5J 2S1 (416) 367-7388

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective

Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(2)(3)
Subordinate Voting Shares
Restricted Voting Shares
Limited Voting Shares
Warrants
Subscription Receipts
Debt Securities
Convertible Securities
Units
Total	$396,750,000	$396,750,000	$43,285.42

(1)	There are being registered under this registration statement such indeterminate number of Subordinate Voting Shares, Restricted Voting Shares, Limited Voting Shares, Warrants, Subscription Receipts, Debt Securities, Convertible Securities and Units of the Registrant as shall have an aggregate initial offering price of US$396,750,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the “U.S. Securities Act”).
(3)

Determined based on the proposed maximum aggregate offering price in Canadian dollars of Cdn.$500,000,000 converted into U.S. dollars based on the exchange rate on February 23, 2021, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals US$0.7935

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the U.S. Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS (AMENDING AND RESTATING THE SHORT FORM BASE SHELF PROSPECTUS DATED DECEMBER 17, 2020)

New Issue and/or Secondary Offering	February 24, 2021

C$500,000,000

Subordinate Voting Shares
Restricting Voting Shares
Limited Voting Shares

Warrants
Subscription Receipts
Debt Securities
Convertible Securities
Units

Ayr Wellness Inc. (the “Company”, “Ayr”, “us”, “we” or “our”) may offer, issue and sell, as applicable, from time to time: (i) subordinate voting shares (“Subordinate Voting Shares”); (ii) restricted voting shares (“Restricted Voting Shares”); (iii) limited voting shares (“Limited Voting Shares”, and together with the Subordinate Voting Shares and the Restricted Voting Shares, the “Equity Shares”); (iv) warrants (“Warrants”) to acquire any of the other securities that are described in this amended and restated short form base shelf prospectus (the “Prospectus”); (v) subscription receipts (“Subscription Receipts”) convertible into other Securities (as defined below); (vi) debt securities (“Debt Securities”), which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series; (vii) securities convertible into or exchangeable for Equity Shares and/or other Securities (“Convertible Securities”); and (viii) units (“Units”) comprised of one or more of any of the other Securities that are described in this Prospectus, or any combination of such Securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), for up to an aggregate offering price of C$500,000,000 (or its equivalent in any other currencies), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

This Prospectus amends and restates the Company’s base shelf prospectus dated December 17, 2020 (the “Original Base Shelf Prospectus”) in order to reflect (i) the change in the name of the Company from “Ayr Strategies Inc.” to “Ayr Wellness Inc.”, effective as of February 12, 2021, and (ii) various events since December 17, 2020. As of the date of this Prospectus, the Company has issued an aggregate of C$157,550,000 of Securities under the Original Base Shelf Prospectus and therefore has an aggregate of C$342,450,000 of Securities remaining unallocated as of the date of the receipt for this Prospectus.

We will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) and may include, without limitation, where applicable: (i) in the case of Equity Shares, the number of Equity Shares offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)) and any other specific terms; (ii) in the case of Warrants, the number of Equity Shares and/or other Securities issuable upon exercise thereof, the exercise price and exercise period and the terms of any provisions allowing or providing for adjustments in the exercise price or the number of Securities issuable upon exercise thereof; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the terms, conditions and procedures for the exchange or conversion of the Subscription Receipts for or into Equity Shares and/or other Securities and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, currency or currency unit for the Debt Securities, maturity, interest rate (which may be fixed or variable) and time of payment of interest, authorized denominations, covenants, events of default, any terms for redemption, any terms for sinking fund payments, any exchange or conversion provisions, the initial offering price (or the manner of determination thereof if offered on a non-fixed price basis), any terms for subordination of the Debt Securities to other indebtedness, whether the Debt Securities will be secured by any assets or guaranteed by any subsidiaries of the Company and any other specific terms; (v) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price, the procedures for the conversion or exchange of such Convertible Securities into or for Equity Shares and/or other Securities and any other specific terms; and (vi) in the case of Units, the designation, number and terms of the Equity Shares, Warrants, Subscription Receipts, Debt Securities or Convertible Securities comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “Secondary Sales”.

The sale of Equity Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at the-market distributions” as defined in NI 44-102, including sales made directly on the CSE or other existing trading markets for the Equity Shares, and as set forth in a Prospectus Supplement for such purpose. See “Plan of Distribution”.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Prospective investors should be aware that the purchase of any Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax adviser.

The global outbreak of COVID-19 has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, store closures, self-imposed quarantine periods and social distancing, may cause material disruption to businesses globally, resulting in an economic slowdown. COVID-19 has cast uncertainty on the assumptions used by management in making its judgements and estimates. The full extent of the impact that COVID-19, including government and/or regulatory responses to the pandemic, will have on the Company is highly uncertain and difficult to predict at this time. See “COVID-19”.

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus except in cases where an exemption from such delivery has been obtained. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.

Our Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”. A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold, the compensation of such underwriters, dealers or agents and other material terms of the plan of distribution.

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The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company or any selling securityholder. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. This Prospectus may qualify an “at-the-market distribution” (as defined under applicable Canadian securities legislation).

The Company currently has four classes of issued and outstanding shares: Subordinate Voting Shares, Restricted Voting Shares, Limited Voting Shares and multiple voting shares (“Multiple Voting Shares”, and together with the Equity Shares, “Shares”). The Multiple Voting Shares and Equity Shares are substantially identical with the exception of the voting rights and conversion rights attached to the Multiple Voting Shares. Each Subordinate Voting Share is entitled to one vote per Subordinate Voting Share and each Multiple Voting Share is entitled to 25 votes per Multiple Voting Share (subject in the case of Mercer Park CB, L.P. (“Mercer”) to the terms of a voting agreement with the Company dated as of June 26, 2019 (the “Voting Agreement”), which may be found on Ayr’s profile on SEDAR at www.sedar.com) on all matters upon which the holders of such classes of securities are entitled to vote, as applicable. The Company intends to terminate the Voting Agreement in the near future. On December 3, 2020, the Company amended its constating documents (the “Capital Structure Amendments”) to, among other things, (i) create and set the terms of the Restricted Voting Shares and Limited Voting Shares, including applying coattail terms to such shares similar to those applicable to its existing Subordinate Voting Shares, as more particularly described below, and (ii) amend the terms of the existing Multiple Voting Shares and Subordinate Voting Shares, including by amending the requirements in respect of who may hold Subordinate Voting Shares. The Company implemented the Capital Structure Amendments in order to seek to maintain its “foreign private issuer” (“FPI”) status under U.S. securities laws and thereby avoid a commensurate material increase in its ongoing costs. This was accomplished by implementing a mandatory conversion mechanism in the Company’s share capital to decrease the number of shares eligible to be voted for directors of the Company if the Company’s FPI Threshold (as defined below) is exceeded. Each of the classes of Equity Shares is economically identical and mandatorily inter-convertible (continuously and without formality) based on (i) the holder’s status as a U.S. Person or Non-U.S. Person (each as defined below), and (ii) the status of the Company’s FPI Threshold (as defined below). Each class of Equity Shares is entitled to one vote per share on all matters to brought before the Company’s shareholders for approval, except in respect of votes regarding the election of directors of the Company, where the holders of Limited Voting Shares do not have any entitlement to vote. See “Description of Securities – Equity Shares and Multiple Voting Shares”.

Holders of Shares will vote together on all matters subject to a vote of holders of each of these classes of securities as if they were one class of shares, except to the extent that a separate vote of holders as a separate class is required by law or provided by our articles and except that holders of Limited Voting Shares will not be entitled to vote on the election of directors. The Multiple Voting Shares are convertible into Subordinate Voting Shares or Restricted Voting Share, as applicable, at a ratio of one Subordinate Voting Share or Restricted Voting Shares, as applicable, for every one Multiple Voting Share at any time at the option of the holders thereof and automatically in certain other circumstances. The holders of Equity Shares benefit from provisions in the articles of the Company (the “Articles”) that give them certain conversion rights in the event of a take-over bid for the Multiple Voting Shares. Each class of Equity Shares is also subject to similar coattail provisions under the Articles, pursuant to which each class of Equity Shares may be converted into another class of Shares in the event an offer is made to purchase such other class of Shares and the offer is one which is required to be made to all or substantially all the holders in Canada of such other class of Shares (assuming that the offeree was resident in Ontario). See “Description of Securities – Non-Multiple Voting Shares and Multiple Voting Shares – Take-Over Bid Protection” and “Description of Securities – Non-Multiple Voting Shares and Multiple Voting Shares”.

The issued and outstanding Equity Shares are listed on the Canadian Securities Exchange (the “CSE”) under the symbol “AYR.A” and quoted on the OTCQX Best Market under the trading symbol “AYRWF”. On February 23, 2021, the last trading day prior to the date of this Prospectus, the closing price of the Equity Shares on the CSE was C$40.20 and the closing price of the Equity Shares on the OTCQX Best Market was $32.00. The issued and outstanding Warrants (the “Listed Warrants”) which were issued pursuant to the Company’s 2017 initial public offering (the “IPO”) are listed on the CSE under the symbol “AYR.WT” and quoted on the OTCQX Best Market under the trading symbol “CNBQF”. On February 23, 2021, the last trading day prior to the date of this Prospectus, the closing price of the Listed Warrants on the CSE was C$30.20 and the closing price of the Listed Warrants on the OTCQX Best Market was $23.81.

Unless otherwise specified in the applicable Prospectus Supplement, each class of Securities (other than Equity Shares and Listed Warrants) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Equity Shares and Listed Warrants) may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

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In connection with any offering of Securities, other than an “at-the-market distribution” (as defined in NI 44-102), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter, dealer or agent involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The directors and certain officers of the Company reside outside of Canada and certain experts retained by the Company are organized outside of Canada. Each of these individuals and entities have appointed the following agents for service of process:

Name of Director or Officer	Name and Address of Agent
Jonathan Sandelman, Chairman, Chief Executive Officer and Corporate Secretary	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Brad Asher, Chief Financial Officer	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Jennifer Drake, Chief Operating Officer	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Jason Griffith, Chief Integration Officer	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Jamie Mendola, Head of Strategy and M&A	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Charles Miles, Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Chris R. Burggraeve, Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Louis F. Karger, Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Steve Menzies, Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Glenn Isaacson	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada, even if the party has appointed an agent for service of process.

An investment in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

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The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities will be passed upon on behalf of the Company by Stikeman Elliott LLP.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Our head office is located at 590 Madison Ave., 26th Floor, New York, NY, USA 10022.

Note to U.S. Holders

This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system ("MJDS") adopted by the United States, to prepare this Prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of a foreign country, that some of its officers and directors may be residents of a foreign country.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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Ayr derives a substantial portion of its revenues from the cannabis industry in certain states (“States”, each a “State”) of the United States, which industry is illegal under U.S. federal law. Ayr is a vertically-integrated multi-State operator in the U.S. cannabis sector, with a portfolio in the States of Massachusetts, Nevada and Pennsylvania. Currently, through its operating companies, Ayr is a leading cultivator, manufacturer and retailer of cannabis products and branded cannabis packaged goods, and is directly engaged in the manufacture, possession, use, sale or distribution of cannabis and/or holds licenses in the adult-use and/or medicinal cannabis marketplace in the Commonwealths of Massachusetts and Pennsylvania and provides administrative, consulting and operations services to licensed establishments in the State of Nevada.

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C.§ 811) (the “CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. The United States Food and Drug Administration (“FDA”) has not approved cannabis as a safe and effective drug for any indication. The FDA has, however, approved one cannabis-derived drug product, Epidiolex, for the treatment of seizures associated with Lennox-Gastaut syndrome or Dravet syndrome.

In the United States, marijuana is largely regulated at the State level. State laws regulating cannabis are in direct conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain States authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and, in case of conflict between federal and State law, the federal law shall apply.

On January 4, 2018, former U.S. Attorney General Jeff Sessions issued a memorandum to U.S. district attorneys which rescinded previous guidance from the U.S. Department of Justice (the “DOJ”) specific to cannabis enforcement in the United States, including the Cole Memorandum (as defined herein).[1] With the Cole Memorandum rescinded, U.S. federal prosecutors have been given discretion in determining whether to prosecute cannabis related violations of U.S. federal law, subject to budgetary constraints. On November 7, 2018, Mr. Sessions tendered his resignation as Attorney General at the request of President Donald Trump. Following Mr. Sessions’ resignation, Matthew Whitaker began serving as Acting United States Attorney General, until February 14, 2019, when William Barr was appointed as the United States Attorney General. Mr. Barr is a former Attorney General under George H.W. Bush, with an anti-drug stance during his tenure. During his Senate confirmation hearing, Mr. Barr stated that he disagrees with efforts by States to legalize marijuana, but will not go after marijuana companies in States that legalized it under Obama administration policies. He stated further that he would not upset settled expectations that have arisen as a result of the Cole Memorandum. In June 2020, a federal prosecutor accused Mr. Barr of ordering “politically motivated” antitrust reviews of 10 marijuana business mergers, allegedly because he personally did not support their underlying business in the marijuana industry. At least one of those investigations allegedly resulted in the collapse of a proposed merger between two large cannabis businesses. On December 14, 2020, President Trump announced that Mr. Barr would be resigning from his post as Attorney General, effective December 23, 2020. On December 24, 2020, Jeffrey Rosen began serving as the Acting Attorney General of the United States. On January 7, 2021, President Joe Biden announced Judge Merrick Garland as his nomination for the next U.S. Attorney General. On January 20, 2021, Robert Wilkinson replaced Jeffrey Rosen as the Acting Attorney General of the United States while Judge Garland seeks confirmation from the U.S. Senate.

During his campaign, President Biden stated a policy goal to decriminalize possession of cannabis at the federal level, but he has not publicly supported the full legalization of cannabis. It is unclear what impact, if any, the new administration will have on U.S. federal government enforcement policy on cannabis. Nonetheless, there is no guarantee that the position of the Department of Justice will not change.

1 On August 29, 2013, the DOJ attempted to address this inconsistency and to provide guidance to enforcement agencies when then Deputy Attorney General, James Cole, authored a memorandum (the “Cole Memorandum”) addressed to all United States Attorneys acknowledging that notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several States have enacted laws relating to cannabis for medical and recreational purposes. In March 2017, then newly-appointed Attorney General Jeff Sessions, a long-time opponent of State-regulated medical and recreational cannabis, noted limited federal resources and acknowledged that much of the Cole Memorandum had merit; however, he had previously stated that he did not believe it had been implemented effectively. On January 4, 2018, the Cole Memorandum was rescinded by then Attorney General Sessions. While this did not create a change in federal law, as the Cole Memorandum was not itself law, the revocation removed the DOJ’s guidance to U.S. Attorneys that state-regulated cannabis industries substantively in compliance with the Cole Memorandum’s guidelines should not be a prosecutorial priority.

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There is also no guarantee that State laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of State laws within their respective jurisdictions. Unless and until the United States Congress (“Congress”) amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that U.S. federal authorities may enforce current U.S. federal law. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in States where the sale and use of cannabis is currently legal, or if existing applicable State laws are repealed or curtailed, Ayr’s results of operations, financial condition and prospects and Ayr would be materially adversely affected. See “U.S. Federal Enforcement Priorities”, in the Company’s annual information form dated September 30, 2020 (the “AIF”), incorporated by reference herein.

In light of the political and regulatory uncertainty surrounding the treatment of U.S. cannabis-related activities, including the rescission of the Cole Memorandum discussed above, on February 8, 2018, the Canadian Securities Administrators published a staff notice 51-352 (Revised) – Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”) setting out the Canadian Securities Administrator’s disclosure expectations for specific risks facing issuers with cannabis-related activities in the United States. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

Ayr’s involvement in the U.S. cannabis market may subject Ayr to heightened scrutiny by regulators, stock exchanges, clearing agencies and other U.S. and Canadian authorities. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on Ayr’s ability to operate in the U.S. or any other jurisdiction. There are a number of risks associated with the business of Ayr. See “Cannabis Market Overview” and “Risk Factors” in the AIF, incorporated by reference herein.

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ABOUT THIS PROSPECTUS

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. No person or entity is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus (or incorporated by reference herein) or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give readers of this Prospectus. We are not making an offer of Securities in any jurisdiction where the offer is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents and the information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Ayr Strategies Inc. at 590 Madison Ave., 26th Floor, New York, NY, USA 10022, telephone: (949) 574-3860, and are also available electronically at www.sedar.com.

The following documents, filed by the Company with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

a)	the AIF;

b)	the audited consolidated financial statements for (i) the year ended December 31, 2019, and (ii) the period ended December 31, 2018 and the year ended September 30, 2018;

c)	the management’s discussion and analysis for the year ended December 31, 2019;

d)	the unaudited condensed interim consolidated financial statements for the three and nine months ended September 30, 2020 and 2019 (the “Q3 Interim Financial Statements”);

e)	the management’s discussion and analysis for the three and nine months ended September 30, 2020 and 2019;

f)	the statement of executive compensation for the year ended December 31, 2019;

g)	the business acquisition report dated August 7, 2019;

h)	the management information circular filed on SEDAR on October 14, 2020);

i)	the material change report dated November 4, 2020 relating to the entering into by Ayr of a binding term sheet to acquire a vertically integrated cannabis operation in the State of Arizona (the “Arizona MCR”);

j)	the material change report dated November 30, 2020 relating to the entering into by Ayr of a definitive membership interest purchase agreement dated November 20, 2020 to acquire 100% of the membership interest CannTech PA, LLC;

k)	the material change report dated December 11, 2020 relating to the closing of a private placement offering of US$110 million aggregate principal amount of 12.5% senior secured notes due 2024 and the completion of the Company’s incentive cash exercise of 3,000,000 Listed Warrants;

l)	the material change report dated December 30, 2020 relating to (i) the entering into by Ayr of a definitive arrangement agreement dated December 21, 2020 to acquire all of the issued and outstanding common shares of Liberty Health Sciences Inc. (“Liberty”), and (ii) the entering into by Ayr of a binding letter of intent dated December 21, 2020 whereby Ayr, GSD NJ LLC (“GSD”) and its equity owners will work together to negotiate and enter into a membership purchase agreement in respect of which Ayr will acquire all of the membership interests of GSD; and

m)	the material change report dated January 14, 2021 relating the closing of an underwritten overnight marketed offering of an aggregate of 4,600,000 Equity Shares (the “Equity Share Offering”) at a price of C$34.25 per Equity Share for total gross proceeds of approximately $157,550,000.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Any document of the type required by National Instrument 44-101 – “Short Form Prospectus Distributions” to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including any applicable exhibits containing updated earnings coverage information) and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

To the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 8-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act if and to the extent expressly provided therein.

Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual (or annual and special) meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual (or annual and special) meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.

Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”)) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws, including Canadian securities laws and United States securities laws (collectively, “forward-looking statements”). All information, other than statements of historical facts, included in this Prospectus and the documents incorporated by reference herein, including estimates, plans, expectations, opinions, forecasts, projections, targets and guidance, constitutes forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “expect”, “target”, “continue”, “forecast”, “design”, “goal” or similar expressions and includes, among others, information regarding:

•	the extent of the impact of COVID-19, including government and/or regulatory responses to the outbreak (see “COVID-19”);

•	the business and future activities of, and developments related to, the Company after the date hereof or the date of any document incorporated by reference, as applicable, including such things as future business strategy, financial and operating performance, results and terms of strategic initiatives, strategic agreements and supply agreements, competitive strengths, goals, expansion and growth of the Company’s business, and anticipated profitability, including new revenue streams;

•	the completion and integration of contemplated acquisitions by the Company or other possible acquisitions or dispositions (directly or indirectly) of businesses or assets which may or may not be material and/or investment opportunities;

•	the application for additional licenses and the grant of licenses and other regulatory approvals that have been applied for;

•	the renewal of licenses held by the Company;

•	the potential time frame for the implementation of legislation to legalize and regulate medical or recreational cannabis federally (and the consumer products derived from each of the foregoing) in the United States, if any, and the potential form that any such legislation and regulations will take;

•	the number of users of cannabis and the size of the regulated cannabis market in the United States;

•	the market for the Company’s current and proposed products and services, as well as the Company’s ability to capture market share;

•	the benefits and applications of the Company’s products and services and expected sales thereof;

•	development of affiliated brands, product diversification and future corporate development;

•	anticipated investment in and results of research and development;

•	inventory and production capacity, including discussions of plans or potential for expansion of capacity at existing or new facilities;

•	future expenditures, strategic investments and capital activities;

•	the competitive landscape in which the Company operates and the Company’s market expertise;

•	the Company’s ability to secure further equity or debt financing;

•	consistent or increasing pricing of various cannabis products;

•	the level of demand for cannabis products, including the Company’s products and third-party products sold by the Company;

•	the Company’s ability to mitigate risks relating to the cannabis industry, the larger economy, breaches of and unauthorized access to the Company’s systems and related cybersecurity risks, money laundering, and potential for litigation;

•	the impact of health pandemics, including COVID-19;

•	the rollout of new dispensaries, including as to the number of planned dispensaries to be opened in the future and the timing and location in respect of the same, and related forecasts;

•	any markets for the Company’s securities; and

•	other events or conditions that may occur in the future.

Prospective investors and other readers are cautioned that the forward-looking information contained in this Prospectus and the documents incorporated herein by reference is based on the assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, level of activity, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Although the Company believes that the expectations reflected in such forward-looking information are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company’s forward-looking information is expressly qualified in its entirety by this cautionary statement.

A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking information. See “Risk Factors” for further details. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. In formulating the forward-looking information contained herein, the Company has assumed, without limitation, receipt of requisite regulatory approvals on a timely basis, receipt and/or maintenance of required licenses and third-party consents in a timely manner, successful integration of the Company’s and its subsidiaries’ operations, and no unplanned materially adverse changes to its facilities, assets, customer base and the economic conditions affecting the Company’s current and proposed operations. These assumptions, although considered reasonable by the Company at the time of preparation, may prove to be incorrect. In addition, the Company has assumed that there will be no material adverse change to the current regulatory landscape affecting the cannabis industry and has also assumed that the Company will remain compliant in the future with all laws, regulations and rules imposed upon it by law.

There can be no assurance that such forward-looking information will prove to be accurate as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on forward-looking information. Forward-looking information is provided and made as of the date of this Prospectus and the Company does not undertake any obligation to revise or update any forward-looking information or statements other than as expressly required by applicable law. The Company’s forward-looking information is expressly qualified in its entirety by this cautionary statement.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless the context otherwise requires, all references to “$”, “US$” and “dollars” mean references to the lawful money of the United States. All references to “C$” refer to Canadian dollars. On February 23, 2021, the Bank of Canada daily average rate of exchange was US$1.00 = C$1.2603 or C$1.00 = US$0.7935.

MARKET AND INDUSTRY DATA

This Prospectus includes market and industry data that has been obtained from third-party sources, including industry publications. The Company believes that the industry data is accurate and that its estimates and assumptions are reasonable, but there is no assurance as to the accuracy or completeness of this data. Third party sources generally state that the information contained therein has been obtained from sources believed to be reliable, but there is no assurance as to the accuracy or completeness of included information. Although the data is believed to be reliable, the Company has not independently verified any of the data from third-party sources referred to in this Prospectus or ascertained the underlying economic assumptions relied upon by such sources.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the full informational requirements of the securities commissions in all provinces and territories of Canada. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we have filed or intend to file with the Canadian provincial securities commissions. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Except as expressly provided herein, documents filed on SEDAR are not, and should not be considered, part of this Prospectus.

We will be filing with the SEC a registration statement on Form F-10 of which this Prospectus forms a part. This Prospectus does not contain all the information set out in the registration statement. For further information about the Company and the Securities, please refer to the registration statement, including the exhibits to the registration statement.

The Company is currently subject to the information requirements under Canadian securities laws and, upon the effectiveness of the registration statement, the Company will become subject to certain information requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Consequently, the Company files reports and other information with the securities regulatory authorities of the provinces and territories of Canada and will file reports and other information with the SEC. Under the MJDS, the Company may generally prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a “foreign private issuer” (as defined under United States securities laws), the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders of the Company are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as United States companies.

The SEC maintains a website (www.sec.gov) that makes available reports and other information that the Company files electronically with it, including the registration statement that the Company has filed with respect hereto.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents referred to in “Documents Incorporated by Reference”; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Company; and (iv) a copy of the form of indenture for Debt Securities. A copy of the form of any applicable warrant agreement, warrant indenture, subscription receipt agreement, convertible securities agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

AYR WELLNESS INC.

Ayr is a vertically-integrated multi-State operator in the U.S. cannabis sector, with a portfolio of (i) licensed operations in the Commonwealths of Massachusetts and Pennsylvania, and (ii) services and operations agreements in the State of Nevada. Ayr is a leading cultivator, manufacturer and retailer of cannabis products and branded cannabis packaged goods, and is engaged in the manufacture, possession, use, sale or distribution of cannabis and/or holds licenses or services or operations agreements in the adult-use and/or medicinal cannabis marketplace in the Commonwealths of Massachusetts and Pennsylvania and provides administrative, consulting and operations services to licensed establishments in the State of Nevada.

In Massachusetts, Ayr is vertically-integrated with cultivation, extraction, production, manufacturing, distribution and medical retail dispensary operations. The medical dispensaries are under the Sira Naturals brand, which is actively seeking licenses to operate adult-use cannabis retail establishments. Ayr’s retail and wholesale products include cannabis and cannabis products, including concentrates, edibles, and vaporizer products.

In Nevada, Ayr provides administrative, consulting and operations services for five (5) dispensaries under service agreements or operations agreements, as applicable. Each dispensary is licensed to sell in both the medical and adult-use recreational markets in Nevada. Three (3) of the dispensaries are under the brand “The Dispensary” with retail operations in Clark County, Henderson and Reno, Nevada. The two (2) remaining dispensaries are under the MYNT brand, which was named Best Dispensary in Reno in 2018. In addition to the five (5) retail stores to which Ayr provides operational services, Ayr also provides operational services to cultivation, production and distribution businesses in northern Nevada, focused in Reno and distributing to Las Vegas, also with extraction, processing and manufacturing capabilities. The licensed cultivation and production facilities to which Ayr provides operational services, produce premium cannabis flower, pre-rolls, and a full line of vape pens, concentrates, and cannabis-infused products, including chocolates, beverages and gummies.

In Pennsylvania, Ayr is vertically-integrated with cultivation, production, manufacturing, distribution and medical retail dispensary operations.

Ayr is looking to expand in these and other states, including Ohio, Arizona, Florida and New Jersey. See “Recent Developments”.

The Company does not currently accept payment for products or services online.

See “Description of the Business” in the AIF, incorporated herein by reference.

Recent Developments

Massachusetts

On February 26, 2020, the Company, through its wholly-owned subsidiary Sira Naturals Inc. (“Sira”), entered into a binding term sheet with Eskar Holdings, LLC to acquire 100% of the membership interests in Eskar Holdings LLC. Subsequent to the signing of the term sheet, the Company entered into both a definitive Membership Interest Purchase Agreement and Purchase and Sale Agreement. Pursuant to such agreements, the Company will on closing acquire rights to legally open and operate a recreational cannabis licensed retail store along with the purchase of the property located in the City of Watertown, Massachusetts. The Company has agreed to pay a purchase price consisting of (i) US$1 million in cash, and (ii) a 4% non-voting interest in the net profits of Eskar Holdings, LLC. In addition, for the purchase of the property, the Company has agreed to pay a purchase price of $5 million in cash. The closing of the acquisition is subject to, among other things, regulatory approval.

On October 9, 2020, the City of Somerville Marijuana Advisory Committee recommended Sira be offered an host community agreement to co-locate an adult-use dispensary with Sira’s existing medical-use dispensary in the Somerville neighbourhood of Davis Square.

Following unanimous approval of the Town Council of the Town of Watertown, on October 20, 2020, Sira executed a host community agreement with the Town of Watertown approving the Company to operate co-located medical- and adult-use cannabis sales in the Town of Watertown.

On November 16, 2020, Sira fully executed a host community agreement with the City of Boston’s Cannabis Board to operate an adult-use dispensary at 829 Boylston Street in Boston.

Nevada

At a meeting of the Nevada Cannabis Compliance Board on August 25, 2020, LivFree Wellness, LLC (“LivFree”), an entity to whom Ayr provides administrative, consulting and operations services (see “Material Contracts – Services Agreements” and “Material Contracts – Operations Agreement”), was awarded two (2) additional dispensary licenses in the greater Las Vegas market, one (1) in Clark County and one (1) in Henderson. LivFree aims to open the additional Clark County dispensary in Q1 2021.

Pennsylvania

On November 19, 2020, Ayr acquired 100% of the membership interests in DocHouse LLC (“DocHouse”), a licensed grower-processor in Pottsville, Pennsylvania. The acquisition included DocHouse’s 38,400 sq. ft. cultivation and extraction facility, which is approved as operational and has the capacity to expand to 74,000 sq. ft. Consideration for the transaction totaled US$20.8 million, including US$16.7 million of cash, US$2.1 million in stock and US$2.0 million in seller notes.

On December 23, 2020, Ayr acquired 100% of the membership interests in CannTech PA, LLC (“CannTech”), a Pennsylvania-licensed cannabis operator, for total purchase consideration of US$57.4 million. The purchase consideration was paid as to US$27.2 million in cash, US$15 million in Exchangeable Shares and US$15.2 million in notes. The acquisition included a 143,000 ft² cultivation and processing facility under development with the initial construction phase comprising 45,000 ft² recently approved for cultivation and with an expected first harvest in March 2021. The site provides room for further expansion beyond the 143,000 ft² facility. CannTech also has the right to operate six (6) dispensaries expected to open in retail locations, most of which are clustered in the Pittsburgh and Philadelphia regions. The first such dispensary opened in October 2020 in New Castle, PA, with two (2) more expected to open in early 2021. CannTech also has a research program in collaboration with a local medical school.

Announced Acquisitions

Ohio

On September 20, 2020, Ayr entered into a non-binding term sheet in connection with the acquisition of (i) a 49.9% equity stake in the holder (the “Ohio Cultivation Licensee”) of a level 1 cultivation license (the largest canopy license in the State), and (ii) a 100% equity stake in a management company that holds exclusive management rights over the Ohio Cultivation Licensee.

On September 30, 2020, Ayr entered into (i) a definitive purchase agreement for an operational processing facility, and (ii) an asset purchase agreement to acquire a 9,000 sq. ft. medical marijuana processor facility that is licensed as part of the Ohio medical cannabis program. The aggregate purchase price for the assets is approximately US$1.2 million in cash.

The approximately 58,000 sq. ft. cultivation facility of the Ohio Cultivation Licensee is under construction and the approximately 9,000 sq. ft. processing facility is fully operational. Consideration for the two transactions totals US$18.2 million, including US$10.2 million of cash and US$8.0 million in convertible seller notes. Following regulatory approvals, closing and completion of the initial phase of the level 1 cultivation facility build-out, Ayr would have the flexibility to further expand canopy subject to the approval of the Ohio Department of Commerce (the “DOC”).

The following are the required regulatory steps that must be completed in order to complete these Ohio transactions:

•	State and FBI background checks and clearance of all Ayr-related individuals who own more than 10% of the business or who have substantial influence thereover;

•	required employee badging; and

•	application submittal and regulatory approvals from the DOC.

The Company believes that the transfer of applicable licenses in Ohio may take up to four to six months.

Florida

On December 22, 2020, Ayr announced that it had entered into a binding agreement to acquire licensed Liberty Health Sciences Inc. (CSE: LHS, OTC: LHSIF) in a stock-for-stock combination that will take the form of a Plan of Arrangement under the Business Corporations Act (British Columbia). Liberty shareholders will receive 0.03683 Equity Shares for each Liberty share held (subject to certain collars described in the purchase agreement that is filed under the Company’s profile on SEDAR), equating to the issuance approximately 13.1 million new Equity Shares on closing. The total purchase price is equivalent to approximately US$290 million based on the closing price of the Equity Shares as of December 21, 2020. Liberty will have the right to nominate one new member to the Board at closing, which will increase Ayr’s total number of board members to seven.

The assets being acquired from Liberty include (i) a 387-acre cultivation campus in Gainesville, FL with over 300,000 sq. ft. of current production facilities in operation, (ii) 28 open retail dispensaries, (iii) seven (7) completed and ready-to-open dispensaries, and (iv) seven (7) dispensaries currently under construction. Liberty currently employs 335 people, all of whom are expected to be retained by Ayr.

Ayr plans to spend approximately US$15 million in capital expenditures in 2021 to improve and expand the Gainesville cultivation campus, as well as expand Liberty’s dispensary footprint.

The Liberty acquisition is subject to customary closing conditions and regulatory approvals. Shareholders holding approximately 29% of Liberty’s common shares have agreed to support and vote in favor of the proposed transaction.

New Jersey

On December 22, 2020, Ayr announced that it had entered into a binding agreement to acquire licensed operator Garden State Dispensary, one of the 12 existing vertical license holders in New Jersey and one of the state’s original six (6) alternative treatment centers . GSD has three open dispensaries, the largest footprint of any operator in New Jersey, at heavily trafficked highway locations throughout the central region of the state, as well as 30,000 sq. ft. of cultivation and production facilities in operation. An additional 75,000 sq. ft. is currently under construction. GSD currently employs 110 people, all of whom are expected to be retained by Ayr.

Total up-front consideration of US$101 million includes $41 million in cash, $30 million in stock and $30 million in the form of a promissory note. Earn-outs based on exceeding revenue target thresholds in 2022 will be capped at a maximum of US$97 million and payable in a combination of cash, promissory notes and Exchangeable Shares.

The GSD acquisition is subject to final due diligence, customary closing conditions and regulatory approvals.

Arizona

On January 27, 2021, Ayr entered into a definitive agreement to acquire a vertically integrated cannabis operation in the State of Arizona (“Oasis”), including three licensed dispensaries in greater Phoenix, two in Chandler and one in Glendale, a 10,000 sq. ft. licensed cultivation and processing facility in Chandler and an 80,000 sq. ft. licensed cultivation facility under development in Phoenix (the “Phoenix Facility”).

The terms of the transaction include upfront consideration of US$75.4 million, made up of US$9.5 million in cash, US$37.4 million in Exchangeable Shares (representing approximately 2.57 million Equity Shares, and priced at the 10-day VWAP prior to announcement, namely US$14.55) and US$28.5 million in seller notes.

An additional two million Exchangeable Shares, which are to be issued at closing but placed in escrow, would be payable when the Phoenix Facility produces in excess of 3,000 pounds of sellable dry weight cannabis flower (excluding trim) over a trailing 90-day period. Additional earn-out consideration in 2021 and 2022 may be paid in Exchangeable Shares in the event that Oasis exceeds certain financial hurdles in calendar years 2021 and/or 2022 (the “Oasis Earn-Out”). See the Arizona MCR for further details on the Arizona Earn-Out.

Senior Secured Notes

On December 10, 2020, Ayr announced the closing of a private placement offering of US$110 million aggregate principal amount of 12.5% senior secured notes due 2024. The notes were sold at an issue price of US$985 per US$1,000 aggregate principal amount. The notes bear interest of 12.5% per annum, payable semi-annually, in equal instalments, with a maturity date 48 months from the issue date. See “Documents Incorporated by Reference” and “Consolidated Capitalization”.

Warrant Incentive Program

On November 23, 2020, Ayr announced incentive exercise rights available on a short-term basis to the holders of the Listed Warrants (the “Warrant Incentive Program”). Pursuant to the Warrant Incentive Program, the holders of Listed Warrants received a temporary C$0.50 incentive for the cash exercise of up to an aggregate of three million Listed Warrants. On December 9, 2020, Ayr announced that it completed an oversubscribed incentive cash exercise of three million Listed Warrants under the Warrant Incentive Program, resulting in gross proceeds to the Company of over US$25 million.

Equity Share Offering

On January 14, 2021, Ayr announced the closing of an overnight marketed offering of an aggregate of 4,600,000 Equity Shares at a price of C$34.25 per share for total fross proceeds of approximately C$157,550,000, which included the exercise in full of the over-allotment option granted to the underwriters, before deducting the underwriters’ fees and estimated offering expenses. See “Documents Incorporated by Reference” and “Consolidated Capitalization”.

Name Change

Effective February 12, 2021, the Company changed its name from “Ayr Strategies Inc.” to “Ayr Wellness Inc.”.

Licenses

The following table provides a list of the licenses granted to companies and facilities operated by, or to which operational support is provided by, the Company as of November 30, 2020. Licenses which individually account for 10% or more of the consolidated revenue of the Company for the nine-months ended September 30, 2020 (which are indicated in the chart below and which exclude the licenses held by DocHouse and CannTech, which were acquired by the Company subsequent to the Q3 Interim Financial Statements) are indicated with an asterisk.

Entity	Address Attached to License	Type	License	Certificate / License #	Expiration / Renewal Date	Summary
LivFree Wellness LLC	3900 Ponderosa Way Las Vegas, NV 89118	Certificate	State of Nevada Medical Marijuana Cultivation Registration Certificate – Department of Taxation	74378723704914675084	June 30, 2021	Cultivation – Medical
		License	State of Nevada Marijuana Cultivation Facility License – Department of Taxation	68096361433916615303	October 31, 2021	Cultivation - Recreational
		Certificate	State of Nevada Medical Marijuana Production Registration Certificate – Department of Taxation	52864127312203226338	June 30, 2021	Production - Medical
		License	State of Nevada Marijuana Product Manufacturing License – Department of Taxation	59998657224967428496	October 31, 2021	Manufacturing - Recreational
The Dispensary	5347 S. Decatur, Las Vegas, NV 89118	Certificate	State of Nevada Medical Marijuana Dispensary Registration Certificate – Department of Taxation	60215712221216816750	June 30, 2021	Retail - Medical
		License	State of Nevada Retail Marijuana Store License – Department of Taxation*	71224329369156133247	June 30, 2021	Retail - Recreational
		License	State of Nevada Retail Marijuana Distributor License – Department of Taxation	14504799651148975256	June 30, 2021	Distribution - Recreational
		License	Clark County – Marijuana Master License Retail Store*	2000118.MMR-301	September 30, 2020 (issued quarterly)	Retail - Recreational
	50 N. Gibson, Henderson, NV 89014	Certificate	State of Nevada Medical Marijuana Dispensary Registration Certificate – Department of Taxation	54403159919762505142	June 30, 2021	Retail - Medical
		License	State of Nevada Retail Marijuana Store License – Department of Taxation*	08792343110299625005	September 30, 2020	Retail - Recreational
		License	City of Henderson – Medical Marijuana Dispensary License	2017305992	October 31, 2020 (issued quarterly)	Retail - Medical
		License	City of Henderson – Marijuana Establishment – Retail Marijuana Store License*	2017305994	October 31, 2020 (issued quarterly)	Retail - Recreational
	100 W. Plumb Lane, Reno, NV 89509	Certificate	State of Nevada Medical Marijuana Dispensary Registration Certificate – Department of Taxation	04186481440349513323	June 30, 2021	Retail - Medical
		License	State of Nevada Retail Marijuana Store License – Department of Taxation*	71702389611437559364	June 30, 2021	Retail - Recreational
		License	City of Reno – Medical Marijuana Dispensary License	R101848Q	September 30, 2020 (issued quarterly)	Retail - Medical
		License	City of Reno – Marijuana Establishment – Retail Marijuana Store License*	R145282Q	September 30, 2020 (issued quarterly)	Retail - Recreational
	435 Eureka Avenue, Reno, NV 89512	Certificate	State of Nevada Medical Marijuana Cultivation Registration Certificate – Department of Taxation	96804690721657828547	June 30, 2021	Cultivation - Medical
		Certificate	State of Nevada Medical Marijuana Production Registration Certificate – Department of Taxation	18668881888004789228	June 30, 2021	Production - Medical
		License	State of Nevada Marijuana Cultivation Facility License – Department of Taxation	94104154254817748080	November 30, 2020	Cultivation - Recreational
		License	State of Nevada Marijuana Product Manufacturing License – Department of Taxation	56693629355290417097	November 30, 2020	Manufacturing - Recreational
		License	City of Reno – Medical Marijuana Production Facility	R145364Q	September 30, 2020 (issued quarterly)	Production - Medical
		License	City of Reno – Medical Marijuana Cultivation Facility	R145363Q	September 30, 2020 (issued quarterly)	Cultivation - Medical
		License	City of Reno – Marijuana Establishment	R145362A	October 31, 2020 (issued quarterly)	Misc.
		License	City of Reno – Marijuana Establishment	R145361A	October 31, 2020 (issued quarterly)	Misc.
		License	City of Reno – Marijuana Establishment Product - Manufacturing	R145418Q	September 30, 2020 (issued quarterly)	Manufacturing - Recreational
		License	City of Reno – Marijuana Establishment Cultivation	R145417Q	September 30, 2020 (issued quarterly)	Cultivation - Recreational

Kynd Cannabis Company	1645 Crane Way, Sparks, NV 89431	Certificate	State of Nevada Medical Marijuana Cultivation Registration Certificate – Department of Taxation	82842542964915513809	June 30, 2021	Cultivation - Medical
		License	State of Nevada Marijuana Cultivation Facility License – Department of Taxation	20856188563796491040	June 30, 2021	Cultivation - Recreational
		Certificate	State of Nevada Medical Marijuana Production Registration Certificate – Department of Taxation	12078072637090304628	June 30, 2021	Production - Medical
		License	State of Nevada Marijuana Product Manufacturing License – Department of Taxation	76163748746660781629	June 30, 2021	Manufacturing - Recreational
		License	The State of Nevada Marijuana Distributor License – Department of Taxation	77027711033924812731	June 30, 2021	Distribution - Medical/Rec
Tahoe-Reno Botanicals LLC		License	City of Sparks - Marijuana Cultivation - Adult Use Quarterly License	S080844Q-LIC	September 30, 2020 (issued quarterly)	Cultivation - Medical/Rec
Tahoe-Reno Extractions LLC		License	City of Sparks: Marijuana Production Facility License	S080842Q-LIC	September 30, 2020 (issued quarterly)	Production - Medical/Rec
		License	City of Sparks: Retail Marijuana Distributor License	S080843Q-LIC	September 30, 2020 (issued quarterly)	Distribution - Medical/Rec
		Certificate	Industrial Hemp Handler Certificate - Department of Agriculture	202042H	December 31, 2020	Cultivation - Hemp

Mynt Cannabis Dispensary	132 E. Second St., Reno, NV 89501	Certificate	State of Nevada Medical Marijuana Dispensary Registration Certificate – Department of Taxation	97519348303293892007	June 30, 2021	Retail - Medical
		License	State of Nevada Retail Marijuana Store License – Department of Taxation	46934338604709544132	June 30, 2021	Retail - Recreational
		License	City of Reno – Medical Marijuana Dispensary License	R101872Q	September 30, 2020 (issued quarterly)	Retail - Medical
		License	City of Reno – Marijuana Establishment – Retail Marijuana Store License	R145321Q	September 30, 2020 (issued quarterly)	Retail - Recreational
Lemon Aide, LLC	340 Lemmon Drive, Reno, NV 89506	Certificate	State of Nevada Medical Marijuana Dispensary Registration Certificate – Department of Taxation	80994578239784321818	June 30, 2021	Retail - Medical
		License	State of Nevada Retail Marijuana Store License –Department of Taxation	13244303247046007918	July 31, 2021	Retail - Recreational
		License	Washoe County Marijuana License (Issued to Lemon Aide LLC dba MYNT Cannabis Dispensary)	W000013ME-LIC	October 1, 2020 (issued quarterly)	Retail - Medical/Recreational
Sira Naturals, Inc.	1001 Massachusetts Avenue, Cambridge, MA 02138	License	Registered Marijuana Dispensary Registration	RMD-325	June 27, 2021	Retail - Medical
	240 Elm Street, Somerville, MA 02114	License	Registered Marijuana Dispensary Registration	RMD-245	June 27, 2021	Retail - Medical
	29 Franklin Street, Needham, MA 02492	License	Registered Marijuana Dispensary Registration	RMD-625	July 12, 2021	Retail - Medical
	13 Commercial Way, Milford, MA 01757	License	Marijuana Establishment License (Cultivation/Tier 3 –Indoor)*	MC281252	September 30, 2021	Cultivation
		License	Marijuana Establishment License (Product Manufacturer)*	MP281303	September 30, 2021	Production
		License	Marijuana Establishment License (Transporter with Other Existing ME License)	MX281310	September 29, 2021	Transportation
	1 Industrial Way, Milford MA 01751	License	Marijuana Establishment License (Cultivation/Tier 3 – Indoor)*	MC282015	August 19, 2021	Cultivation
DocHouse, LLC	740 Ann Street, Pottsville, PA 17901	License	Registered Marijuana Cultivation and Processing Registration	GP18-1002	License awarded July 31, 2018[2]	Cultivation and Processing – Medical

2 License renewals by the Pennsylvania Department of Health are completed annually and typically occur during the month during which the original license was awarded. DocHouse was awarded this license on July 31, 2018 and therefore its renewal period should be in July 2021. However, this license is currently subject to a period of administrative extension, and, accordingly, the Pennsylvania Department of Health has not yet set a definitive renewal date in respect of this license.

COVID-19

The global outbreak of COVID-19 has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, store closures, self-imposed quarantine periods and social distancing, may cause material disruption to businesses globally, resulting in an economic slowdown. COVID-19 has cast uncertainty on the assumptions used by management in making its judgements and estimates. The full extent of the impact that COVID-19, including government and/or regulatory responses to the pandemic, will have on the Company is highly uncertain and difficult to predict at this time.

During the pandemic to date, the Company has been able to maintain consistent operations and expand delivery options and curbside pick-up in Massachusetts and continue to provide administrative, consulting and operations support in Nevada for such services in order to provide additional fulfillment models that are safe and efficient for employees and customers. Although cannabis has generally been deemed an “essential business” throughout the course of the pandemic in the United States, the regulators in Massachusetts and Nevada were among the few state regulators in the United States to place material restrictions on cannabis sales. In Nevada, cannabis sales were limited to delivery only beginning on March 21, 2020, with curbside pick-up approved on May 1, 2020 and in-store sales returning on May 9, 2020. In Massachusetts, adult-use cannabis sales were restricted from March 24, 2020 through May 25, 2020. As a result of these business interruptions, the Company estimates a combined revenue impact of approximately $10 million during the applicable closure periods. However, revenue quickly returned to pre-pandemic levels within the same quarter (Q2 2020), as state regulators began to unwind such local cannabis restrictions in Massachusetts and Nevada, leading to record revenue by June 2020. As such, at this time the Company continues to generate operating cash flows to meet its short-term liquidity needs. While an impairment test has not been performed, management has not observed any indications of impairment to assets or a significant change in the fair value of its assets due to the COVID-19 pandemic.

The Company evaluated the risk of supply chain disruption as well as staffing disruption. While the Company has not to date experienced any failure to secure critical supplies or services, future disruptions in the supply chain are possible and may significantly increase costs or delay production times. To mitigate this risk, bulk orders for key supplies are being placed far in advance with key vendors where practicable. To remediate the risk of staffing disruption, the Company has sought to implement new safety procedures in accordance with the guidance of the U.S. Centers for Disease Control and Prevention at all locations to better protect the health and safety of both employees and customers. These changes include, but are not limited to: required face masks for employees and customers, installation of plexiglass shields in customer facing areas, frequent cleaning and sanitizing of surfaces and workstations, and adequate social distancing of staff and customers. The Company is re-assessing its response to the COVID-19 pandemic on an ongoing basis. Due to the rapid developments and uncertainty surrounding COVID-19, it is not possible to predict the impact of these developments on all aspects of the Company’s business.

LEGAL AND REGULATORY MATTERS

On February 8, 2018, the Canadian Securities Administrators revised their previously released Staff Notice 51-352, which provides specific disclosure expectations for issuers that currently have, or are in the process of developing, cannabis-related activities in the United States as permitted within a particular State’s regulatory framework. All issuers with U.S. cannabis-related activities are expected to clearly and prominently disclose certain prescribed information in disclosure documents. As a result of the Company’s (i) existing operations in Massachusetts and Pennsylvania, (ii) provision of administrative, consulting and operations services to licensed cannabis establishments in Nevada, and (iii) binding acquisition commitments in Ohio, Arizona, Florida and New Jersey. Ayr provides the following disclosure:

The legalization and regulation of marijuana for medical use is being implemented at the State level in the United States. State laws regulating cannabis are in direct conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain States and territories of the United States authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under United States federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the CSA. Although the Company’s business activities are believed to be compliant with applicable U.S. State and local law, strict compliance with State and local laws with respect to cannabis may neither absolve Ayr of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against Ayr.

The following table is intended to assist readers in identifying those parts of this Prospectus and the documents incorporated by reference therein that address the disclosure expectations outlined in Staff Notice 51-352.

Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	Prospectus Cross-Reference
All Issuers with U.S. Marijuana- Related Activities	Describe the nature of the issuer’s involvement in the U.S. marijuana industry and include the disclosures indicated for at least one of the direct, indirect and ancillary industry involvement types noted in this table.	- Cover page (disclosure in bold typeface) - Ayr Strategies Inc.
	Prominently State that marijuana is illegal under U.S. federal law and that enforcement of relevant laws is a significant risk.	- Cover page (disclosure in bold typeface) - Cannabis Market Overview (disclosure in bold typeface)
Discuss any statements and other available guidance made by federal authorities or prosecutors regarding the risk of enforcement action in any jurisdiction where the issuer conducts U.S. marijuana-related activities.

-      Cover page (disclosure in bold typeface)

-      Federal Regulatory Environment

-      U.S. Federal Enforcement Priorities

-      Risk Factors – While legal under applicable U.S. State law, Ayr’s business activities are illegal under U.S. federal law

-      See “Risk Factors – The approach to the enforcement of cannabis laws may be subject to change or may not proceed as previously outlined” in the AIF, incorporated by reference herein

Outline related risks including, among others, the risk that third-party service providers could suspend or withdraw services and the risk that regulatory bodies could impose certain restrictions on the issuer’s ability to operate in the U.S.

-      See “Risk Factors – Service providers could suspend or withdraw service” in the AIF, incorporated by reference herein

-      See “Risk Factors - While legal under applicable U.S. State law, Ayr’s business activities are illegal under U.S. federal law” in the AIF, incorporated by reference herein

Given the illegality of marijuana under U.S. federal law, discuss the issuer’s ability to access both public and private capital and indicate what financing options are / are not available in order to support continuing operations.

-      Ability to Access Public and Private Capital

-      See “Risk Factors – Ayr may be subject to restricted access to banking in the United States and Canada” in the AIF, incorporated by reference herein

-      See “Risk Factors – Ayr’s investments in the U.S. are subject to applicable anti-money laundering laws and regulations” in the AIF, incorporated by reference herein

	Quantify the issuer’s balance sheet and operating statement exposure to U.S. marijuana related activities.	- Exposure to U.S. Marijuana Related Activities
	Disclose if legal advice has not been obtained, either in the form of a legal opinion or otherwise, regarding (a) compliance with applicable State regulatory frameworks and (b) potential exposure and implications arising from U.S. federal law.	- The Company has received and continues to receive legal input regarding (a) compliance with applicable State regulatory frameworks and (b) potential exposure and implications arising from U.S. federal law in certain respects. The Company receives such advice on an ongoing basis but does not have a formal legal opinion on such matters.

Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	Prospectus Cross-Reference
U.S. Marijuana Issuers with direct involvement in cultivation or distribution	Outline the regulations for U.S. States in which the issuer operates and confirm how the issuer complies with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. State.

-      Cannabis Market Overview – Nevada

-      Cannabis Market Overview – State Regulatory Environment – Massachusetts

-      Cannabis Market Overview – State Regulatory Environment –Pennsylvania

-      Cannabis Market Overview – State Regulatory Environment – Ohio

-      Cannabis Market Overview – State Regulatory Environment – Arizona

-      Compliance with State Regulatory Frameworks

	Discuss the issuer’s program for monitoring compliance with U.S. State law on an ongoing basis, outline internal compliance procedures and provide a positive statement indicating that the issuer is in compliance with U.S. State law and the related licensing framework. Promptly disclose any non-compliance, citations or notices of violation which may have an impact on the issuer’s licence, business activities or operations.	- Cannabis Market Overview – Compliance with State Regulatory Frameworks

In accordance with Staff Notice 51-352, below is a discussion of the federal and State-level U.S. regulatory regimes in those jurisdictions where Ayr is directly or indirectly involved through its subsidiaries. Ayr is currently indirectly engaged in the manufacture, possession, use, sale or distribution of cannabis and/or holds licenses in the adult-use and/or medicinal cannabis marketplace in the Commonwealths of Massachusetts and Pennsylvania and provides administrative, consulting and operations services to licensed establishments in the State of Nevada, and has entered into definitive purchase agreements or binding letters of intent with the intention to expand into Ohio, Arizona, Florida and New Jersey. In accordance with Staff Notice 51-352, Ayr will evaluate, monitor and reassess this disclosure, and any related risks, on an ongoing basis and the same will be supplemented and amended to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding cannabis regulation. As noted under “Non-Compliance with State and Local Cannabis Laws” below, Ayr intends to cause its businesses to promptly remedy any known occurrences of non-compliance with applicable State and local cannabis rules and regulations, and Ayr intends to publicly disclose any non-compliance, citations or notices of violation which may have an impact on its licenses, business activities or operations.

Exposure to U.S. Marijuana Related Activities

As of September 30, 2020, 100% of the businesses was directly derived from United States cannabis-related activities. As such, the Company’s balance sheet and operating statement exposure to United States cannabis related activities is 100%.

Federal Regulatory Environment

The federal government of the United States regulates controlled substances through the Controlled Substances Act (CSA), which places controlled substances on one of five schedules. Currently, marijuana is classified as a Schedule I controlled substance. A Schedule I controlled substance means the Drug Enforcement Agency considers it to have a high potential for abuse, no accepted medical treatment, and a lack of accepted safety for the use of it even under medical supervision. Overall, the United States federal government has specifically reserved the right to enforce federal law regarding the sale and disbursement of medical or adult-use marijuana even if such sale and disbursement is sanctioned by State law. Accordingly, there are a number of significant risks associated with the business of the Company and unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a significant risk that federal authorities may enforce current federal law, and the business of the Company may be deemed to be producing, cultivating, extracting, or dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of federal law in the United States.

The Company’s operations, to the Company’s knowledge, are in compliance with applicable State laws, regulations and licensing requirements. Additionally, the Company uses the same proprietary, best-practices policies and procedures in its managed facilities as in its owned facilities in order to ensure systematic operations and, as such, to the Company’s knowledge, the facilities that the Company operates are in compliance with applicable State laws, regulations and licensing requirements. Nonetheless, for the reasons described above and risks described under the “Cautionary Note Regarding Forward-Looking Information”, but not limited to these reasons, there are significant risks associated with the business of the Company. Readers are strongly encouraged to carefully read all the risk factors contained in this Prospectus and the documents incorporated herein by reference.

On December 20, 2018, the U.S. Agriculture Improvement Act of 2018 (the “2018 Farm Bill”) became law. The law legalizes hemp as an agricultural commodity by removing hemp, its derivatives, cannabinoids, and extracts (including CBD and any part of the cannabis plant which contains 0.3% THC or less on a dry weight basis) from the list of controlled substances in the U.S. Controlled Substances Act.3 Each State can now develop a plan for the regulation of hemp production, which will be administered subject to the approval and oversight of the United States Department of Agriculture (“USDA”). The USDA will also develop its own regulatory scheme, which will govern in any State that does not develop its own approved regulatory plan. With the passage of the 2018 Farm Bill, hemp and its derivatives cultivated and produced in compliance with federal and state laws and regulations are now legal. However, cultivation is still subject to serious restrictions that, ultimately, may vary greatly between different jurisdictions. Moreover, under a recently released interim final rule (“IFR”) from the Drug Enforcement Agency, “a cannabis derivative, extract, or product that exceeds the 0.3% [THC] limit is a schedule I controlled substance, even if the plant from which it was derived contained 0.3% or less [THC] on a dry weight basis.” This IFR is currently subject to legal challenges, but if it stands, it could significantly impact the ability to legally produce consumer hemp derivatives and extracts under federal law.

The following sections entitled “– Nevada” and “– Massachusetts” and “– Pennsylvania” describe the legal and regulatory landscape in respect of the States in which the Company currently operates.

While the Company’s compliance controls have been developed to mitigate the risk of any violations of a license arising, there is no assurance that the Company’s licenses will be renewed in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process could impede the ongoing or planned operations of the Company and have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

As of the date of this Prospectus, Joseph R. Biden Jr. is the President of the United States. During his campaign, he stated his policy goal to decriminalize possession of cannabis at the federal level, but did not show support for fully legalizing marijuana. There can be no assurance as to the position any new administration may take on marijuana and a new administration could decide to enforce the federal laws strongly. Any enforcement of current federal laws could cause significant financial damage to the Company and its shareholders. Further, future presidential administrations may want to treat marijuana differently and potentially enforce the federal laws more aggressively.

U.S. Federal Enforcement Priorities

Due to the current federal regulatory environment in the Unites States, as further described herein, Ayr may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada and the U.S. As a result, Ayr may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on Ayr’s ability to invest in the U.S. or any other jurisdiction. See “Risk Factors – While legal under applicable U.S. State law, Ayr’s business activities are illegal under U.S. federal law” and “Risk Factors – The approach to the enforcement of cannabis laws may be subject to change or may not proceed as previously outlined” in the AIF, incorporated herein by reference.

Changes in government policy or public opinion can significantly influence the regulation of the cannabis industry in Canada, the United States and elsewhere. A negative shift in the public’s perception of cannabis in the U.S. or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause State jurisdictions to abandon initiatives or proposals to legalize cannabis, thereby limiting the number of new State jurisdictions into which Ayr could expand. Any inability to fully implement Ayr’s expansion strategy may have a material adverse effect on Ayr’s business, financial condition and results of operations. See “Risk Factors” in the AIF, incorporated herein by reference.

3 Specifically, the law defines “hemp” as “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis”.

Further, violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from criminal charges or civil proceedings conducted by either the U.S. federal government or private citizens (who have the right to seek private relief for Ayr’s “aiding and abetting” activities that violate U.S. federal law), including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on Ayr, including on its reputation and ability to conduct business, its holding (directly or indirectly) of cannabis licenses in the U.S., the listing of its securities on various stock exchanges, its financial position, operating results, profitability or liquidity, or the market price of its publicly-traded shares. In addition, it is difficult for Ayr to estimate the time or resources that would be needed for the investigation or final resolution of any such matters because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. See “Risk Factors – Risks Related to Legality of Cannabis” in the AIF, incorporated herein by reference.

State Regulatory Environment

Nevada

Nevada Regulatory Landscape

The use of medical marijuana was legalized in Nevada by a ballot initiative in 2000. Nevada has legislatively enacted the licensing of medical marijuana business establishments since 2013. Adult-use cannabis was approved in November 2016, when voters in Nevada passed an adult-use cannabis measure to allow for the licensing of business establishments to engage in the sale of adult-use cannabis in the State. The first retail stores to sell adult-use marijuana began sales in July 2017. As of July 1, 2020, the Nevada Cannabis Compliance Board (the successor to the Nevada Department of Taxation as the applicable regulatory agency) governs and administers regulatory oversight for the medical and adult-use cannabis programs. Cities and counties in Nevada are allowed to determine the number of local marijuana licenses they will issue up to the maximum number allocated by the statute. The Company provides operational support for facilities in Nevada cities or counties with clearly defined marijuana programs. Currently, the Company provides operational support to facilities located in the Clark County, Henderson, Reno and Washoe County jurisdictions.

Licenses

The Company provides administrative, consulting and operations services to one (1) cultivation facility, two (2) production facilities, and five (5) dispensaries in the State of Nevada. Under applicable laws, the licenses issued for these facilities permit the businesses to cultivate, manufacture, process, package, sell, and purchase marijuana pursuant to the terms of the licenses and Nevada regulations.

State issued licenses are renewed annually, and local business licenses are renewed quarterly or annually, and there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner along with the necessary supporting documents, including requisite background investigations, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business. One of the entities to whom Ayr provides administrative, consulting and operations services, LivFree, was recently awarded two (2) additional dispensary licenses in the greater Las Vegas market, one (1) in Clark County and one (1) in Henderson, and aims to open the additional Clark County dispensary this year.

Regulations

In the State of Nevada, only marijuana that is grown/produced in the State by a licensed establishment may be sold in the State. The companies to which the Company provides operational support are vertically-integrated and have the capabilities to cultivate, harvest, process and sell/dispense/deliver adult-use and medical cannabis and cannabis products.

Reporting Requirements

The State of Nevada uses METRC solution (“METRC”) as the State’s computerized seed-to-sale tracking system used to track commercial marijuana activity. Individual licensees whether directly or through third-party integration systems are required to push data to the State to meet reporting requirements. The companies to which the Company provides operational support each have a seed-to-sale system in the State which is designed to capture the required data points for cultivation, manufacturing and retail as required in Nevada Revised Statutes sections 453A and 453D.

Storage and Security

To ensure the safety and security of cannabis business premises and to maintain adequate controls against diversion, theft, and loss of cannabis and cannabis products, Nevada licensed cannabis establishments are required to do the following:

1.	Maintain an enclosed, locked facility;

2.	Have a single secure entrance;

3.	Train employees in security measures and controls, emergency response protocol, confidentiality requirements, safe handling of equipment, procedures for handling products, as well as the differences in strains, methods of consumption, methods of cultivation, methods of fertilization and methods for health monitoring;

4.	Implement and install, at a minimum, the following security equipment and practices to deter and prevent unauthorized entrances:

a.	devices that detect unauthorized intrusion (which may include a signal system);

b.	exterior lighting designed to facilitate surveillance;

c.	electronic monitoring devices, further including (without limitation);

i.	at least one call-up monitor that is at least 19 inches in size;

ii.	a video printer that can immediately produce a clear still photo from any video camera image;

iii.	video cameras with a recording resolution of at least 704 x 480 that full capture all of the building’s points of ingress and egress as well as all interior limited access areas such that such cameras capture and can identify any activity occurring in or adjacent to the building;

iv.	a video camera at each point-of-sale location which allows for the identification of any person who holds a valid registry identification card, including, without limitation, a designated primary caregiver, purchasing medical marijuana;

v.	a video camera in each grow room that can identify any activity occurring within the grow room in low light conditions;

vi.	a method for storing video recordings from the video cameras for at least 30 calendar days;

vii.	a failure notification system that provides an audible and visual notification of any failure in the electronic monitoring system;

viii.	sufficient battery backup for video cameras and recording equipment to support at least five (5) minutes of recording in the event of a power outage; and

ix.	a security alarm to alert local law enforcement of unauthorized breach of security; and

5.	Implement security procedures that:

a.	restrict access of the establishment to only those persons/employees authorized to be there;

b.	deter and prevent theft;

c.	provide identification (badge) for those persons/employees authorized to be in the establishment;

d.	prevent loitering;

e.	require and explain electronic monitoring; and

f.	require and explain the use of automatic or electronic notifications to alert local law enforcement of any security breaches.

The Company is not aware of any specific risks associated with providing administrative, consulting and operations services to licensed cannabis establishments in Nevada. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Nevada. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Massachusetts

Massachusetts Regulatory Landscape

The use of cannabis for medical use was legalized in Massachusetts by a voter approval of the Massachusetts Marijuana Initiative in 2012. The law took effect on January 1, 2013, eliminating criminal and civil penalties for the possession and use of up to a 60-day or ten (10) ounce supply of marijuana for medical use for patients possessing a State issued registration card.

On November 8, 2016, Massachusetts voters approved Question 4 or the Massachusetts Marijuana Legalization Initiative, which allowed for recreational or “adult use” cannabis in the Commonwealth. On September 12, 2017, the Cannabis Control Commission (“CCC”) was established under Chapter 55 of the Acts of 2017 (the “Massachusetts Act”) to implement and administer laws enabling access to medical and adult-use cannabis.

On November 16, 2018, the CCC issued the first notices for retail marijuana establishments to commence adult-use operations in Massachusetts.

Under the current program there are no State-wide limits on the total number of licenses permitted; however, no individual or entity shall be a controlling person over more than three licenses in a particular class of license. Similarly, no individual, corporation or other entity shall be in a position to control the decision making of more than three licenses in a particular class of license. In addition, all marijuana establishments are required to enter into host community agreements with the municipality in which they are located.

Licenses

The Company maintains two (2) adult-use cultivation licenses, one (1) adult-use product manufacturer license and one (1) adult-use transportation license in the Commonwealth of Massachusetts. In addition, the Company owns medical licenses that allow it to maintain three (3) medical marijuana dispensaries in the Commonwealth. These licenses permit the Company to cultivate, manufacture, process, package, sell, and purchase marijuana pursuant to the terms of the licenses.

Regulations

Under the terms of the marijuana cultivator license, the licensee may cultivate, process and package marijuana, to transfer and deliver marijuana products to marijuana establishments, but not to consumers. A marijuana product manufacturer is an entity authorized to obtain, manufacture, process and package marijuana and marijuana products, to deliver marijuana and marijuana products to marijuana establishments and to transfer marijuana and marijuana products to other marijuana establishments, but not to consumers. A marijuana retailer is an entity authorized to purchase and deliver marijuana and marijuana products from marijuana establishments and to sell or otherwise transfer marijuana and marijuana products to marijuana establishments and to consumers. A marijuana retailer provides a retail location which may be accessed by consumers 21 years of age or older or, if the retailer is co-located with a registered marijuana dispensary (“RMD”) by individuals who are registered qualifying patients with the Medical Use of Marijuana Program with a registration card.

In order for a customer to be dispensed marijuana, they must present a valid government issued photo ID immediately upon entry of the retail facility. If the individual is younger than 21 years old but 18 years of age or older, he or she shall not be admitted unless he or she produces an active medical registration card issued by the CCC. If the individual is younger than 18 years old, he or she shall not be admitted unless he or she produces an active medical registration card and is accompanied by a personal caregiver with an active medical registration card. In addition to the medical registration card, registered qualifying patients 18 years of age and older and personal caregivers must also produce proof of identification.

Each recreational customer may be dispensed no more than one ounce of marijuana or five grams of marijuana concentrate per transaction as outlined in 935 CMR 500.140(4). Medical patients may be dispensed up to a 60-day supply of marijuana, or the equivalent amount of marijuana in marijuana infused products (“MIPs”), that a registered qualifying patient would reasonably be expected to need over a period of 60 calendar days for his or her personal medical use, which is ten ounces, subject to 105 CMR 725.010(I).

Allowable forms of marijuana in Massachusetts include smokable dried flower, dried flower for vaporizing, cannabis derivative products (i.e., vape pens, gel caps, tinctures, etc.) and medical cannabis-infused products, including edibles.

In the Commonwealth of Massachusetts, only cannabis that is grown and manufactured in the Commonwealth can be sold in the State. For adult-use, Massachusetts is not a vertically-integrated system. As a result, a marijuana retailer may purchase and transport marijuana products from marijuana establishments and transport, sell or otherwise transfer marijuana products to marijuana establishments and to consumers. Licensed cultivators and product manufacturers may cultivate, harvest, process, produce package and sell marijuana products to marijuana establishments.

Reporting Requirements

The CCC has selected METRC as the State’s track-and-trace (“T&T”) system used to track commercial cannabis activity and movement across the distribution chain (“seed-to-sale”). The system allows for other third-party system integration via API.

The Company is not aware of any specific risks associated with operating in Massachusetts. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Massachusetts. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Pennsylvania

Pennsylvania Regulatory Landscape

The Pennsylvania Medical Marijuana Act (the “PAMMA”) was signed into law on April 17, 2016 and originally provided access to Pennsylvania residents with one of 17 qualifying conditions, including epilepsy, chronic pain, and post-traumatic stress disorder. Retail sales began in February 2018. The Commonwealth of Pennsylvania, which consists of nearly 13 million residents and qualifies as the fifth largest population in the U.S., operates as a high-barrier market with very limited market participation. The PAMMA authorizes only a maximum of 25 grower/processor permits and 50 dispensary permits. As part of “Phase 1” of the Commonwealth’s permitting process in 2017, the Pennsylvania Department of Health (the “PA DOH”) which administers the Commonwealth's Medical Marijuana Program, originally awarded only 12 grower/processor permits and 27 dispensary permits. Subsequently, in 2018, PA DOH conducted “Phase 2” of the permitting process, during which it awarded the remaining 13 grower/processor permits and 23 dispensary permits authorized under the PAMMA. In July of 2019, the PA DOH expanded the list of qualifying medical conditions to include anxiety disorders and Tourette syndrome, increasing the number of qualifying conditions to 23. As of May 2020, there were 297,317 patients registered in the program.

Chapter 20 of the PAMMA established a marijuana research program whereby clinical registrants collaborate with medical schools and hospitals to design and implement a research plan. Chapter 20 authorizes PA DOH to issue grower/processor and dispensary permits to up to eight (8) clinical registrants. Under these permits, which are in addition to the 25 grower/processor and 50 dispensaries mentioned above, clinical registrants effectively operate as vertically integrated entities. Furthermore, the dispensary permits authorize clinical registrants to operate dispensaries at up to six (6) locations in any region of the Commonwealth. The dispensaries must dispense marijuana for the purpose of conducting research. As of August 2020, PA DOH selected the eight (8) final clinical registrants.

Pennsylvania Licenses

All dispensaries must register with the PA DOH. Registration certificates are valid for a period of one year and are subject to annual renewals after required fees are paid and the business remains in good standing. Renewal requests are typically communicated through email and include a renewal form.

License and Regulations

Each retail dispensary license permits the holder to purchase marijuana and marijuana products from grower/processor facilities and allows the sale of marijuana and marijuana products to registered patients.

Site-Visits & Inspections

All licensed dispensary locations must be inspected and approved by the PA DOH before commencing live operations. Thereafter, dispensaries are subject to PA DOH inspection, whether with or without notice.

Reporting Requirements

The Commonwealth of Pennsylvania uses MJ Freeway as a T&T system for seed-to-sale reporting. Individual permittees are required to use MJ Freeway to push data to the Commonwealth to meet all reporting requirements. The Company uses MJ Freeway as its Pennsylvania subsidiary’s in-house computerized seed-to-sale software, which integrates with the Commonwealth’s MJ Freeway program and captures the required data points for cultivation, manufacturing and retail as required in the Pennsylvania medical marijuana laws and regulations.

Storage and Security

All dispensaries are required to have a locked limited access area for the storage of medical marijuana that is expired, damaged, deteriorated, mislabeled, contaminated, recalled or whose containers or packages have been opened or breached until such product is returned to the grower/processor.

The Company is not aware of any specific risks associated with operating in Pennsylvania. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Pennsylvania. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Ohio

Ohio Regulatory Landscape

House Bill 523, effective on September 8, 2016, legalized medical marijuana in Ohio. The Ohio Medical Marijuana Control Program (“MMCP”) allows people with certain medical conditions, upon the recommendation of an Ohio-licensed physician certified by the State Medical Board, to purchase and use medical marijuana. House Bill 523 required that the framework for the MMCP would be in place no later than September 2018. This timeframe allowed for a deliberate process to ensure the safety of the public and to promote access to a safe product. Sales of medical marijuana in Ohio began in January 2019.

The following three state government agencies are responsible for the operation of the MMCP: (i) the Ohio Department of Commerce is responsible for overseeing medical marijuana cultivators, processors and testing laboratories; (ii) the State of Ohio Board of Pharmacy is responsible for overseeing medical marijuana retail dispensaries, the registration of medical marijuana patients and caregivers, the approval of new forms of medical marijuana and coordinating the Medical Marijuana Advisory Committee; and (iii) the State Medical Board of Ohio is responsible for certifying physicians to recommend medical marijuana and may add to the list of qualifying conditions for which medical marijuana can be recommended. Qualifying medical conditions for medical marijuana include: acquired immune deficiency syndrome, Amyotrophic lateral sclerosis (also known as Lou Gehrig's disease), Alzheimer's disease, cancer, chronic traumatic encephalopathy, Crohn's disease, epilepsy or other seizure disorder, fibromyalgia, glaucoma, hepatitis C, inflammatory bowel disease, multiple sclerosis (MS), pain (either chronic and severe, or intractable), Parkinson's disease, positive status for HIV, post-traumatic stress disorder, sickle cell anemia, spinal cord disease or injury, Tourette’s syndrome, traumatic brain injury, ulcerative colitis or any other disease or condition added by the state medical board under section 4731.302 of the Ohio Revised Code. In order for a patient to be eligible to obtain medical marijuana, a physician must make the diagnosis of one of these conditions. The State of Ohio Board of Pharmacy is in the process of revising its regulations for dispensaries, for the forms and methods for administering medical marijuana, and for patients and caregivers.

Several forms of medical marijuana are legal in Ohio, these include: inhalation of marijuana through a vaporizer (not direct smoking), oils, tinctures, plant material, edibles, patches and any other forms approved by the State Board of Pharmacy (other than smoking or combustion).

Ohio Licenses

Neither the Company nor its subsidiaries currently hold any cannabis licenses in Ohio.

License and Regulations

To be considered for approval of a processing license, the applicant must complete all mandated requirements. To obtain a Certificate of Operation for a processing facility, the prospective licensee must be capable of operating in accordance with Chapter 3796 of the Ohio Revised Code, the Medical Marijuana Control Program. Certificates of Operation for a processing license must be renewed annually. A certificate of operation will expire on the date identified on the certificate. Following issuance of a Certificate of Operation, the Company will be authorized to manufacture and produce medical cannabis products. A processor licensee must submit its renewal application at least 30 days prior to the expiration date of the certificate of operation. If a licensee’s renewal application is not filed prior to the expiration date of the certificate of operation, the certificate of operation will be suspended for a maximum of 30 days. After 30 days, if the licensee has not successfully renewed the certificate of operation, including the payment of all applicable fees, the certificate of operations will be deemed expired.

Reporting

Ohio uses the METRC system as its seed-to-sale tracking system. Licensees are required to use METRC to push data to the State to meet all of the reporting requirements. The Company intends to implement its seed-to-sale tracking system to comply with the State’s tracking and reporting requirements.

Storage and Security

All licensees must have a security system that remains operational at all times and that uses commercial grade equipment to prevent and detect diversion, theft or loss of medical cannabis, including:

•	Fencing and gates;

•	A perimeter alarm;

•	Approved safes, vaults, or any other approved equipment or areas used for processing or storing of plant material, medical marijuana extract, and medical marijuana products;

•	Back-up alarm systems;

•	Motion detectors; and

•	Duress and panic alarms.

Video cameras must be installed at the processing facility and directed at all approved safes, approved vaults, cannabis sales areas, and any other area where plant material, medical cannabis extract, or medical cannabis products are being processed, stored or handled. Live feed video surveillance with motion active recording capabilities must be in place 24 hours a day, seven days a week. Recordings from all video cameras must be readily available for immediate review by regulating and law enforcement with jurisdiction upon request and must be retained for at least six months.

The Company is not aware of any specific risks associated with operating in Ohio. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Ohio. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Arizona

Arizona Regulatory Landscape

In 2010, Arizona passed Ballot Proposition 203, which amended Title 36 to the Arizona Revised Statutes. This amendment added Chapter 28.1, titled the Arizona Medical Marijuana Act (the “AMMA”). The AMMA is codified in Arizona Revised Statutes (“ARS”) § 36-2801 et. seq. The AMMA also appointed the Arizona Department of Health Services (“ADHS”) as the regulator for the program and authorized ADHS to promulgate, adopt and enforce regulations for the AMMA. These ADHS regulations are embodied in the Arizona Administrative Code Title 9 Chapter 17 (the “Rules”). ARS § 36-2801(12) defines a “nonprofit medical marijuana dispensary” as “a not-for-profit entity that acquires, possesses, cultivates, manufactures, delivers, transfers, transports, supplies, sells or dispenses marijuana or related supplies and educational materials to cardholders.”

The ADHS established the medical marijuana program. To operate within the medical marijuana program, an entity must apply for, and receive from ADHS, a Medical Marijuana Dispensary Registration Certificate (“Certificate”). Each Certificate is vertically integrated and authorizes the entity that holds the Certificate to dispense and cultivate medical cannabis. Each Certificate allows the holding entity to operate one retail dispensary, one on-site cultivation facility located at the same location as the retail dispensary, and one off-site cultivation facility located anywhere within the State of Arizona. Prior to opening its dispensary and cultivation operations, the entity must apply for, and receive from ADHS, an Approval to Operate. The entity must then file an application with ADHS to renew its Certificate every two years and must also submit audited annual financial statements. The Rules prohibit an entity from transferring or assigning the Certificate; however, entities that hold a Certificate may contract with third parties to provide various services related to the ongoing operation, maintenance, and governance of its dispensary and/or cultivation facility, so long as such contracts do not violate the requirements of the AMMA or the medical marijuana program.

The ADHS had until April 2012 to establish a registration application system for patients and nonprofit marijuana dispensaries, as well as a web-based verification platform for use by officials and dispensaries to verify a patient’s status. It also specified patients’ rights, qualifying medical conditions, and allowed out-of-state medical marijuana patients to maintain their patient status (though not to purchase marijuana). To purchase medical marijuana, a patient must apply for, and receive from ADHS, a medical marijuana patient card. On December 6, 2012, Arizona’s first licensed medical marijuana dispensary opened in Glendale, Arizona.

To qualify to use medical marijuana under the AMMA, a patient must have a qualifying medical condition. Qualifying medical conditions include Human Immunodeficiency Virus (“HIV”), cancer, glaucoma, Acquired Immune Deficiency Syndrome (“AIDS”), Hepatitis C, Crohn’s disease, agitation of Alzheimer’s disease, Amyotrophic Lateral Sclerosis (“ALS”), Post-Traumatic Stress Disorder (“PTSD”), and a chronic or debilitating disease or medical condition, or the treatment for a chronic or debilitating disease or medical condition, that causes cachexia or wasting syndrome, severe and chronic pain, severe nausea, seizures, or severe or persistent muscle spasms.

In 2019, Arizona Governor Doug Ducey signed into law Senate Bill 1494, which, among other items, requires testing of medical marijuana and establishes biannual renewal of patient cards. Senate Bill 1494 also authorizes the ADHS to adopt rules for inspecting medical marijuana dispensaries and creates an independent testing regime for marijuana cultivated by a medical marijuana dispensary. Beginning in November 2020, before marijuana is sold, the entity holding a Certificate must test the marijuana for unsafe levels of microbial contamination, heavy metals, pesticides, herbicides, fungicides, growth regulators, and residual solvents. Senate Bill 1494 also authorizes civil penalties of up to $1,000 per violation (not to exceed $5,000 in a 30-day period) on medical marijuana dispensaries. Regulations implementing Senate Bill 1494 went into effect on August 27, 2019. In February 2020, the ADHS began an additional round of rulemaking designed to improve the regulations regarding independent testing, which remains an ongoing process.

On November 3, 2020, Arizona voters passed Proposition 207, known as the “Smart and Safe Arizona Act,” which permits the lawful sale of marijuana to adults over 21 years old for recreational use. Proposition 207 directs ADHS to establish additional rules and regulations regarding the recreational sale of marijuana. Entities that hold a Certificate to sell medical marijuana have the right under Proposition 207 to obtain a Marijuana Establishment License to sell recreational marijuana. If ADHS does not issue Marijuana Establishment Licenses by April 5, 2021, entities that hold a Certificate may cultivate, produce, process, manufacture, transport, and test marijuana and marijuana products, and may sell marijuana and marijuana products to adult consumers, until ADHS issues Marijuana Establishment Licenses.

Arizona Licensing Requirements

In order for an applicant entity to receive a Certificate, it must: (i) fill out an application on the form proscribed by ADHS, (ii) submit the applicant’s articles of incorporation and by-laws, (iii) submit fingerprints for each principal officer and board member of the applicant for a background check to exclude certain felonies, (iv) submit a business plan and policies and procedures for inventory control, security, patient education, and patient recordkeeping that are consistent with the AMMA and the Rules to ensure that the dispensary will operate in compliance, and (v) designate an Arizona licensed physician as the Medical Director for the dispensary. Certificates are renewed every two years so long as the dispensary is in good standing with ADHS, pays the renewal fee, and submits an independent third party financial audit.

Once an applicant entity is issued a Certificate, it may establish one physical retail dispensary location, one cultivation location which is co-located at the dispensary’s retail site (if allowed by local zoning), and one additional off-site cultivation location. None of these sites can be operational, however, until the dispensary receives an Approval to Operate from ADHS for the applicable site. This Approval to Operate requires: (i) an application on the ADHS form, (ii) demonstration of compliance with local zoning regulations, (iii) a site plan and floor plan for the applicable property, and (iv) an in-person inspection by ADHS of the applicable location to ensure compliance with the Rules and consistency with the dispensary’s applicable policies and procedures.

With the passage of Senate Bill 1494, Certificates are renewed biennially. Before expiry, an entity holding a Certificate must submit a renewal application. While renewals are granted biennially, there is no ultimate expiry after which no renewals are permitted.

Arizona Security Requirements for Dispensary Facilities

Any dispensary facility (both retail and cultivation) must abide by the following security requirements: (i) ensure that access to the facilities is limited to authorized agents of the dispensary who are in possession of a dispensary agent identification card, and (ii) equip the facility with: (a) intrusion alarms and surveillance equipment, (b) exterior and interior lighting to facilitate surveillance, (c) at least one 19-inch monitor for surveillance and a video capable of printing a high resolution still image, (d) high resolution video cameras at all points of sale, entrances, exits, and limited access areas, both in and around the building, (e) 30 days’ video storage, (f) failure notifications and battery backups for the security system, and (g) panic buttons inside each building.

Arizona Storage Requirements

Any dispensary facility (both retail and cultivation) must abide by the following requirements for the storage of product: (i) product must be stored in an area that is separate from areas used to store toxic and flammable materials, (ii) product must be stored in a manner that is clean and sanitary, (iii) product must be protected from flies, dust, dirt, and any other contamination, and (iv) surfaces and objects used in the handling and storage of product must be cleaned daily. Additionally, the Rules establish strict inventory protocols for tracking product from “seed to sale,” which requires product to be traceable to the original plants used to grow the cannabis used in the product.

Arizona Transportation Requirements

Dispensaries may transport medical cannabis between their own sites, or between their sites and another dispensary’s site, and must comply with the following Rules: (i) prior to transportation, the dispensary agent must complete a trip plan showing: (a) the name of the dispensary agent in charge of transporting the cannabis, (b) the date and start time of the trip, (c) a description of the cannabis, cannabis plants, or cannabis paraphernalia being transported, and (d) the anticipated route of transportation; (ii) during transport the dispensary agent shall: (a) carry a copy of the trip plan at all times, (b) use a vehicle with no medical cannabis identification, (c) carry a cell phone, and (d) ensure that no cannabis is visible; and (iii) dispensaries must maintain trip plan records.

ADHS Inspections and Enforcement

ADHS may inspect a facility at any time upon five (5) days’ notice to the dispensary. However, if ADHS receives a complaint that a dispensary is not in compliance with the AMMA or the Rules, ADHS may conduct an unannounced inspection. ADHS will provide written notice to the dispensary via a Statement of Deficiencies of any violations found during any inspection, after which the dispensary has 20 working days to take corrective action and to provide ADHS with a written Plan of Correction.

ADHS shall revoke a Certificate if a dispensary: (i) operates before obtaining Approval to Operate a dispensary from ADHS, (ii) dispenses, delivers, or otherwise transfers cannabis to an entity other than another licensed dispensary, a qualifying patient with a valid registry identification card, or a designated caregiver with a valid registry identification card, (iii) acquires usable cannabis or mature cannabis plants from any entity other than another licensed dispensary, a qualifying patient with a valid registry identification card, or a designated caregiver with a valid registry identification card, or (iv) if a principal officer or board member has been convicted of an excluded felony offense.

Furthermore, ADHS may revoke a Certificate if a dispensary does not: (i) comply with the requirements of the AMMA or the Rules, or (ii) implement the policies and procedures or comply with the statements provided to ADHS with the dispensary’s application.

The Company is not aware of any specific risks associated with operating in Arizona. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Arizona. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Florida

Florida Regulatory Landscape

In 2014, the Florida Legislature passed the Compassionate Use Act (§381.986, Fla. Stat.), which was the first legal medical cannabis program in the state’s history. The original Compassionate Use Act only allowed for low-THC cannabis to be dispensed and purchased by patients suffering from cancer and epilepsy. In 2016, the Florida Legislature passed the Right To Try Act which allowed for full potency cannabis to be dispensed to patients suffering from a diagnosed terminal condition. Also in 2016, the Florida Medical Marijuana Legalization Initiative was introduced by citizen referendum and passed with a 71.3% majority. This initiative amended the state constitution and mandated an expansion of the state’s medical cannabis program.

The Florida Medical Marijuana Legalization Initiative, Amendment 2 (“Amendment 2”), and the expanded qualifying medical conditions, became effective on January 3, 2017. The Florida Department of Health (“FDOH”), physicians, dispensing organizations, and patients are currently subject to regulations provided for in Article X Section 29 of the Florida Constitution (the constitutional provision created by Amendment 2), §381.986 of the Florida Statutes, and administrative rules adopted by the FDOH. On June 9, 2017, the Florida House of Representatives and Florida Senate passed respective legislation to implement the expanded program by replacing large portions of the existing Compassionate Use Act, which officially became law on June 23, 2017. As amended, §381.986 provides licenses to operate as Medical Marijuana Treatment Centers (“MMTCs”) to all entities that held an active, unrestricted licenses to cultivate, process, transport, and dispense low-THC cannabis or medical cannabis before July 1, 2017, as well as an additional 10 entities. The law also provides for another four licenses to be issued for every 100,000 patients added to the state’s medical marijuana registry and allows MMTCs to open an unlimited number of dispensaries.

Licenses

Subsection 381.986(8)(a) of the Florida Statutes provides a vertically-integrated regulatory framework that requires each MMTC to cultivate, process and dispense their own medical cannabis. Licenses issued by the FDOH may be renewed biennially so long as the license meets the requirements of the law and the license holder pays a renewal fee.

The license permits the sale of medical cannabis to qualified patients to treat certain medical conditions. In Florida, there is no state-imposed limitation on the permitted size, or number, of cultivation or processing facilities, nor is there a limit on the number of plants that may be grown. Dispensaries may be located in any location throughout Florida as long as the local government has not prohibited MMTC dispensaries in their respective municipality. Provided there is not a ban, a dispensary may be located in any site that meets applicable zoning requirements, and such zoning requirements cannot be more strict than the requirements applicable to a pharmacy. Additionally, the location must be greater than 500 feet from public or private elementary, middle, and secondary schools.

Licensing Requirements

Licenses issued by the FDOH are renewed biennially so long as the licensee meets requirements of the law and pays a renewal fee. Provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable license, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

An MMTC license applicant must demonstrate that: (i) they have been registered to do business in Florida for the previous five years, (ii) they possess a valid certificate of nursery registration issued by the Florida Department of Agriculture and Consumer Services, (iii) they have the technical and technological ability to cultivate and produce cannabis, including, but not limited to, low-THC cannabis, (iv) they have the ability to secure the premises, resources, and personnel necessary to operate as an MMTC, (v) they have the ability to maintain accountability of raw materials, finished products, and by-products to prevent diversion or unlawful access to or possession of these substances, (vi) they have an infrastructure reasonably required to dispense cannabis to registered qualified patients statewide or regionally as determined by the FDOH, (vii) they have the financial ability to maintain operations for the duration of the two-year approval cycle, including the provision of certified financial statements to the FDOH, (viii) its owners, officers, board members and managers have passed a Level II background screening, inclusive of fingerprinting, and ensure that a medical director is employed to supervise the activities of the MMTC, and (ix) they have a diversity plan and veterans plan accompanied by a contractual process for establishing business relationships with veterans and minority contractors and/or employees. Upon approval of the application by the FDOH, the applicant must post a performance bond of up to US$5,000,000, which may be reduced to US$2,000,000 by meeting certain criteria, such as a minimum number of patients served.

Dispensary

An MMTC may not dispense to a patient more than a 70-day supply of cannabis within a 70-day period, except an MMTC may not dispense more than a 35-day supply of marijuana in a form for smoking within a 35-day period. The MMTC employee who dispenses the cannabis must enter into the registry his or her name or unique employee identifier. The MMTC must verify that: (i) the qualified patient and the caregiver, if applicable, each has an active registration in the registry and active and valid medical cannabis use registry identification card, (ii) the amount and type of cannabis dispensed matches the physician certification in the registry for the qualified patient, and (iii) the physician certification has not already been filled. An MMTC may not dispense to a qualified patient younger than 18 years of age, and must instead dispense to such patient’s caregiver. An MMTC may not dispense or sell any other type of cannabis, alcohol, or illicit drug-related product, except a cannabis delivery device as specified in the physician certification. An MMTC must, upon dispensing, record in the registry: (i) the date, time, quantity and form of cannabis dispensed, (ii) the type of cannabis delivery device dispensed, and (iii) the name and registry identification number of the qualified patient or caregiver to whom the cannabis delivery device was dispensed. An MMTC must ensure that patient records are not visible to anyone other than the patient, caregiver, and MMTC employees.

Storage and Security

Each MMTC must maintain a video surveillance system that records continuously 24 hours per day and has specified features. MMTCs must retain video surveillance recordings for at least 45 days, or longer upon the request of law enforcement.

An MMTC’s outdoor premises must have sufficient lighting from dusk until dawn. An MMTC’s dispensing facilities must include a waiting area with sufficient space and seating to accommodate qualified patients and caregivers and at least one private consultation area and such facilities may not display products or dispense cannabis or cannabis delivery devices in the waiting area and may not dispense cannabis from its premises between the hours of 9:00 p.m. and 7:00 a.m. but may perform all other operations and deliver cannabis to qualified patients 24-hours a day.

Cannabis must be stored in a secured, locked room or a vault. An MMTC must have at least two employees, or two employees of a security agency, on the premises at all times where cultivation, processing, or storing of cannabis occurs. MMTC employees must wear a photographic identification badge and visitors must wear a visitor pass at all times on the premises. An MMTC must report to law enforcement within 24 hours after the MMTC is notified of or becomes aware of the theft, diversion or loss of cannabis.

Transportation

A cannabis transportation manifest must be maintained in any vehicle transporting cannabis or a cannabis delivery device. The manifest must be generated from the MMTC’s seed-to-sale tracking system and must include the: (i) departure date and time, (ii) name, address, and license number of the originating MMTC, (iii) name and address of the recipient, (iv) quantity and form of any cannabis or cannabis delivery device being transported, (v) arrival date and time, (vi) delivery vehicle make and model and license plate number; and (vii) name and signature of the MMTC employees delivering the product. Further, a copy of the transportation manifest must be provided to each individual, MMTC that receives a delivery. MMTCs must retain copies of all cannabis transportation manifests for at least three years. Cannabis and cannabis delivery devices must be locked in a separate compartment or container within the vehicle and employees transporting cannabis or cannabis delivery devices must have their employee identification on them at all times. Lastly, at least two people must be in a vehicle transporting cannabis or cannabis delivery devices, and at least one person must remain in the vehicle while the cannabis or cannabis delivery device is being delivered.

Inspections

The FDOH conducts announced and unannounced inspections of MMTC facilities to determine compliance with the laws and rules. The FDOH shall inspect an MMTC upon receiving a complaint or notice that the MMTC has dispensed cannabis containing mold, bacteria, or other contaminants that may cause an adverse effect to humans or the environment. The FDOH shall conduct at least a biennial inspection of each MMTC to evaluate the MMTC’s records, personnel, equipment, security, sanitation practices, and quality assurance practices.

New Jersey

New Jersey Regulatory Landscape

On January 18, 2010, the governor of New Jersey signed into law S.119, the Compassionate Use Medical Marijuana Act (now the “Compassionate Use Medical Cannabis Act”the “NJ Act”), terminating state-law prohibitions against the use of medical cannabis by persons with certain debilitating conditions including cancer, HIV/AIDS, amyotrophic lateral sclerosis (ALS), multiple sclerosis (MS), Crohn’s disease and terminal illnesses, under certain circumstances. The NJ Act is administered by the New Jersey Department of Health (“NJDH”), which has issued regulations at N.J.A.C. 8:64.

The purpose of the NJ Act is to “protect from arrest, prosecution, property forfeiture, and criminal and other penalties, those patients who use marijuana to alleviate suffering from debilitating medical conditions, as well as their physicians, primary caregivers, and those who are authorized to produce marijuana for medical purposes.” The NJ Act extends these protections, however, only to individuals acting under NJDH authorization. The NJ Act directs NJDH to establish a registry of qualified patients and caregivers and registration process, including requirements for background checks, the issuance of identification cards, and the “certification” by a treating physician. It further authorizes NJDH to approve additional debilitating conditions that would qualify patients to for registration.

The NJ Act permits the cultivation, processing (referred to as “manufacture” under the law) and dispensing of medical cannabis only by “Alternative Treatment Centers” (“ATCs”) pursuant to a permit issued by NJDH. The NJ Act originally authorized a minimum of six ATC permits, which authorized vertical cannabis operations subject to NJDH approvals. Such operations are limited to one of three regions (North, Central, and South) within the state. In 2011, NJDOH selected six ATCs, two in each region, to receive permits pursuant to a request for application (“RFA”) process.

Pursuant to a provision in the NJ Act, the original six ATCs were all non-profit entities. However, five of the six ATCs have since reorganized as for-profit entities. Subsequent RFAs have permitted both non-profit and for-profit entities to apply for permits.

Thereafter, further development of the New Jersey medical cannabis program stalled. As of 2015, 5,540 patients and 355 caregivers were registered in the program.

On March 27, 2018 through executive order No. 6 (2018), Governor Phil Murphy expanded the medical cannabis program, announcing the 20-plus recommendations presented by the NJDH on March 23, 2018. The NJDH’s recommendations and next steps included certain measures that took effect immediately (e.g. the addition of debilitating conditions and the reduction of registration fees) and other recommendations (e.g. the home delivery model) that require further regulatory or statutory enactment.

In February 2019, the NJDH amended the list of debilitating conditions to include opioid use disorder, which had been accepted as petition by the review panel. The NJDH also implemented measures to streamline the enrollment process for patients, allow physicians to opt out of being listed publicly, and have started the permitting process for six new ATCs.

On July 2, 2019, Governor Murphy signed the Jake Honig Compassionate Use Medical Cannabis Act (“2019 NJ Act Amendments”), which amended the NJ Act by (1) expanding the monthly cannabis limit that may be dispensed to a patient from two to three ounces, (2) increasing the supply that a physician may authorize per certification from a three-month supply to a 12-month supply, (3) authorizing the inclusion of edible forms of cannabis to adult patients, (4) a phasing out of the sales tax by July, 2022, (4) authorizing physician assistants and advanced practice nurses to certify patients under the program, (5) instituting employment protections for patients registered in the program; (6) allowing for the registration of two caregivers per patient.

The 2019 NJ Act Amendments further identified three distinct permit “endorsements” for cultivation, manufacturing and dispensaries and allowed for the issuance of single-endorsement permits. The amendments further clarified that no ATC could hold more than one endorsement of the same type.

Initiatives during the As of February 1, 2021 approximately 101,496 patients were registered in New Jersey’s program. These recent initiatives have facilitated expansion of New Jersey’s medical cannabis program. As of February 1, 2021, approximately 101,496 patients were registered.

On November 3, 2020, New Jersey voters approved New Jersey Public Question 1, an amendment to the state constitution to legalize the recreational use of cannabis by people ages 21 and older. The amendment provides for the state to establish a regulated market for the cultivation, distribution, and sale of cannabis. However, the New Jersey General Assembly has not yet enacted necessary legislation to implement the constitutional change.

Licenses

As part of NJDH’s licensure authority it is responsible for the issuance of ATC permits under the NJ Act. ATC permits expire annually on December 31. A permit renewal application must be submitted at least 60 days prior to the expiration date. An ATC that seeks to renew its permit shall submit to the permitting authority an application for renewal with all required documentation and the required fees. An ATC shall update and ensure the correctness of all information submitted in previous applications for a permit or otherwise on file with the NJDH. Prior to the issuance of any permit, every principal officer, owner, director and board member of an ATC must certify stating that he or she submits to the jurisdiction of the courts of the State of New Jersey and agrees to comply with all the requirements of the laws of New Jersey pertaining to New Jersey’s Medicinal Marijuana Program. Failure to provide correct and current up-to-date information is grounds for denial of the application for renewal of the permit.

Based upon a second RFA issued in 2018, NJDH selected an additional six ATCs to receive vertical permits. NJDH issued a third RFA in 2019. However, litigation over the selection process has delayed the implementation of the additional ATC permits. On February 18, 2021, a court lifted its previous order staying the selection of permits under the 2019 RFA.

Reporting Requirements

New Jersey does not have a unified T&T solution. All information is forwarded to the New Jersey Medical Marijuana Program through email. The ATC collects and submits to the NJDH for each calendar year statistical data on (a) the number of registered qualified patients and registered primary caregivers, (b) the debilitating medical conditions of the qualified patients, (c) patient demographic data, (d) summary of the patient surveys and evaluation of services and (e) other information as the NJDH may require. The ATC must retain records for at least two years.

Storage and Security

The ATC will establish inventory controls and procedures for the conduct of inventory reviews and comprehensive inventories of cultivating, stored, usable and unusable cannabis. The ATC will conduct a monthly inventory of cultivating, stored, usable and unusable cannabis. Through a unified T&T system is not currently in place, an ATC is required to have a T&T for tracking inventory and dispensing cannabis products to patients. CCF uses MJ Freeway as its T&T system. An ATC is authorized to possess two ounces of usable cannabis per registered qualifying patient plus an additional supply, not to exceed the amount needed to enable the alternative treatment center to meet the demand of newly registered qualifying patients.

Per regulatory requirements an ATC, at a minimum, must (a) establish inventory controls and procedures for the conduct of inventory reviews and comprehensive inventories of cultivating, stored, usable and unusable cannabis, (b) conduct a monthly inventory of cultivating, stored, usable and unusable cannabis, (c) perform a comprehensive inventory inspection at least once every year from the date of the previous comprehensive inventory, and (d) promptly transcribe inventories taken by use of an oral recording device. If cannabis is disposed of, the ATC must maintain a written record of the date, the quantity disposed of, the manner of disposal and the persons present during the disposal, with their signatures. ATCs must keep disposal records for at least two years. Results of the inventory inspection should document the date of the inventory review, a summary of the inventory findings and the name, signature and title of the individuals who conducted the inventory inspection.

An ATC shall limit access to medicinal cannabis storage areas to the absolute minimum number of specifically authorized employees. In the event non-employee maintenance personnel, business guests or visitors to be present in or pass through medical cannabis storage areas, the ATC must have a dedicated person who is specifically authorized by policy or job description to supervise the activity. The ATC must ensure that the storage of usable cannabis prepared for dispensing to patients is in a locked area with adequate security.

Security

An ATC is required to implement effective controls and procedures to guard against theft and diversion of cannabis including systems to protect against electronic records tampering. At a minimum, every ATC must (a) install, maintain in good working order and operate a safety and security alarm system that provides suitable protection 24 hours a day, seven days a week against theft and diversion, (b) immediately notifies the state or local police agencies of an unauthorized breach of security. An ATC must conduct maintenance inspections and tests of the security alarm system at intervals not to exceed 30 days from the previous inspection.

A video surveillance system must be installed and operated to clearly monitor all critical control activities of the ATC and must operate in good working order at all times. The ATC must provide two monitors for remote viewing via telephone lines to the NJDH offices. This security system must be approved by State of New Jersey’s Medicinal Marijuana Program prior to permit issuance. The original tapes or digital pictures produced by the system must be stored in a safe place for a minimum of 30 days.

Transportation

An ATC that is authorized by permit to cultivate medicinal marijuana at one location and to dispense it at a second location shall transport only usable marijuana from the cultivation site to the dispensing site according to a delivery plan submitted to the Department. Each vehicle must be staffed with at least two registered ATC employees. At least one delivery team member shall remain with the vehicle at all times that the vehicle contains medicinal marijuana. Each delivery team member shall have access to a secure form of communication with the ATC, such as a cellular telephone, at all times that the vehicle contains medicinal marijuana. Each delivery team member must possess their ATC employee identification card at all times and shall produce it to NJDH staff or law enforcement officials upon demand.

Each transport vehicle needs to be equipped with a secure lockbox or locking cargo area, which shall be used for the sanitary and secure transport of medicinal marijuana. Each ATC must maintain current commercial automobile liability insurance on each vehicle used for transport of medicinal marijuana in the amount of one million dollars per incident. Each ATC must ensure that vehicles used to transport medicinal marijuana bear no markings that would either identify or indicate that the vehicle is used to transport medicinal marijuana, and each trip must be completed in a timely and efficient manner, without intervening stops or delays. Each ATC shall maintain a record of each transport of medicinal marijuana in a transport logbook, which must include dates and times of trips, names of employees on the delivery team, relevant facts about the products transported and the signatures of the delivery team.

ATCs must report any vehicle accidents, diversions, losses, or other reportable events that occur during transport to the permitting authority in accordance with New Jersey law.

The state has issued a number of waivers to regulatory requirements as a result of the COVID-19 pandemic, including a waiver to permit dispensaries to home-deliver products to registered patients.

Inspections

An ATC is subject to onsite assessment by the NJDH at any time. The NJDH may enter an ATC without notice to carry out an onsite assessment in accordance New Jersey laws and regulations. All ATCs are required to provide the NJDH or the NJDH’s designee immediate access to any material and information so requested. Submission of an application for an ATC permit constitutes permission for entry and onsite assessment of an ATC, and failure to cooperate with an onsite assessment and or to provide the NJDH access to the premises or information may be grounds to revoke the permit of the ATC and to refer the matter to state law enforcement agencies.

An onsite assessment may include (1) the review of all ATC documents and records and conferences with qualifying patients and primary caregivers and other persons with information, and the making and retaining of copies and/or extracts, (2) the use of any computer system at the ATC to examine electronic data, (3) the reproduction and retention of any document and/or electronic data in the form of a printout or other output, (4) the examination and collection of samples of any marijuana found at the ATC, and (5) the seizure and detention of any marijuana or thing believed to contain marijuana found at the ATC.

Compliance with State Regulatory Frameworks

Nevada Regulatory Compliance

Each of the Nevada-based cannabis establishments for which the Company provides administrative, consulting and operations services possesses licenses and operates cannabis facilities in compliance with applicable licensing requirements and the regulatory framework enacted by the State of Nevada in all material respects, and maintains the appropriate licenses for the cultivation, production, distribution and operation of dispensaries, as applicable.

None of the Nevada-based cannabis businesses for which the Company provides operational support has experienced any non-compliance which may have an impact on its licenses, business activities or operations which has not been remedied, nor are any of the Company’s Nevada-based cannabis businesses subject to any outstanding notices of violation by the State of Nevada which may have an impact on its licenses, business activities or operations. As noted under “Non-Compliance with State and Local Cannabis Laws” below, on behalf of businesses for which it provides operational support, Ayr intends to promptly remedy any known occurrences of non-compliance with applicable State and local cannabis rules and regulations and, on behalf of businesses for which it provides operational support, Ayr intends to publicly disclose any non-compliance, citations or notices of violation which may have an impact on its licenses, business activities or operations.

Each of the Nevada-based cannabis businesses for which the Company provides operational support uses a seed-to-sale capable control system for tracking and tracing cannabis plants and products. Each of Leaflogix and Metrc are in use among the Company’s Nevada-based businesses for which it provides operational support. These solutions have been specifically designed to satisfy the applicable reporting requirements associated with regulated cannabis activities.

In addition to these software-based control systems, each of the Nevada licensed cannabis establishments to which the Company provides operational support has designated a set of operating procedures, including employee training in respect of such procedures, to secure compliance.

Standard operating procedures in respect of regulatory compliance were developed by each of the Nevada licensed cannabis establishments to which the Company provides operational support and reviewed with the applicable regulators during each of the establishment’s initial licensing processes and are reviewed on a continuous basis by virtue of ongoing inspections and reviews by the applicable regulatory authorities. Managers and employees at each of the Nevada licensed cannabis establishments to which the Company provides operational support are empowered to identify key business processes that should be formally documented to seek to assure safety and regulatory compliance.

Each of the Nevada licensed cannabis establishments to which the Company provides operational support has detailed standard operating procedures in respect of building security, cash management, security of financial instruments, security monitoring systems, security of information, and general security and safety.

Each of the Nevada licensed cannabis establishments to which the Company provides operational support utilizes a security system around the perimeter of each dispensary designed to prevent and detect diversion, theft or less of marijuana, utilizing commercial grade security and surveillance equipment in compliance with State regulatory requirements.

Additionally, each of the Nevada licensed cannabis establishments to which the Company provides operational support also has detailed standard operating procedures and protocols for inventory and storage processes, including responsibility for management, inventory limits, inventory counts and reviews, facility reporting, cannabis inventory receipts, a waste disposal plan, salvage and solid waste disposal.

Inventory Management Requirements: Each of the Nevada licensed cannabis establishments to which the Company provides operational support maintains policies and procedures and employs industry-specific software to track inventory and to seek to ensure strict regulatory compliance at both the retail and wholesale levels. These processes include:

•	wholesale transfer;

•	inventory intake;

•	inventory management;

•	retail transactions; and

•	sales data tracking and reporting.

Procedures exist to ensure each of the applicable Nevada licensed cannabis establishments to which the Company provides operational support facility tracks its cumulative inventory of seeds, plants, and usable marijuana. Generally, these inventory control systems are designed to:

•	establish and maintain a perpetual inventory system which adequately documents the flow of materials through the manufacturing process;

•	establish procedures which reconcile the raw material used to the finished product on the basis of each job; and

•	seek to ensure the absence of significant variances between system outputs and physical inventory counts.

For cultivation and production facilities, for each lot received at a facility, such inventory control systems are designed to document:

•	the batch or lot number;

•	the strain of the marijuana seeds or marijuana cuttings planted;

•	the number of marijuana seeds or marijuana cuttings planted;

•	the date on which the marijuana seeds or cuttings were planted;

•	a log or schedule of chemical additives used in the cultivation, including nonorganic pesticides, herbicides and fertilizers;

•	the number of marijuana plants grown to maturity;

•	harvest information, including:

o	the date of harvest;

o	the final yield weight of processed usable marijuana; and

o	the name and agent registration card number of the agents responsible for the harvest;

•	marijuana flowers in process in all locations;

•	marijuana in storage by location;

•	marijuana in locked containers awaiting disposal; and

•	an audit trail of all material inventory adjustments.

Retail dispensaries maintain current and complete books and records and sales reports, including invoices that reflect all purchases and sales of marijuana made to and by the applicable dispensary, that are available from an electronic verification systems, point of sale systems, and/or inventory control systems (which may be separate systems or functionalities combined into a single system) and are stored in secure safe rooms. Such records include:

•	in respect of dispensary inventory:

o	the date and time of delivery of each purchase or transfer from a cultivation or production facility;

o	the quantity, type and form and price of marijuana and infused or edible products purchased from a cultivation or production facility in each purchase as well as related products;

o	invoices and delivery documents, showing entry into the inventory control system; and

o	the quantity of marijuana still available for sale at the dispensary; and

•	in respect of dispensary retail sales:

o	the date and time of each retail sale;

o	the quantity, type, form, and price of marijuana distributed or dispensed;

o	the price paid or consideration given for the marijuana;

o	identifying information of the purchaser (i.e., name and address, and card number in the case of medical marijuana transactions); and

o	identifying information of the employee conducting the transaction (i.e., the name, initials, or employee identification number of the person who dispensed or sold the marijuana).

All invoices and delivery documents must be systematically filed and maintained for a period of five years from date of delivery and must show a legible and complete statement of terms and conditions for each purchase.

Sales records must be compliant with all of the applicable policies and procedures according to applicable documented plans of the Nevada licensed cannabis establishments to which the Company provides operational support, State laws and regulations, and must include for regulatory authority reporting and internal tracking purposes:

•	the date and time of each sale;

•	the method of distribution (on-site or delivery);

•	the quantity, form, and price marijuana and any other products dispensed;

•	the consideration given;

•	the name, address, and identification number of the marijuana as recorded on the electronic verification system; and

•	the names, initials, or employee identification numbers of the individuals who packaged, dispensed, delivered, and sold the marijuana.

Disposal of Inventory: All marijuana waste, including waste composed of or containing finished marijuana, must be stored, secured, and managed in accordance with applicable State and local statutes, ordinances, and regulations. All waste disposed by the applicable Nevada licensed cannabis establishments to which the Company provides operational support is recorded in the relevant inventory control system, including:

•	a description of and reason for the marijuana being disposed of, including, if applicable, the number of failed or other unusable marijuana plants;

•	the date of disposal;

•	confirmation that the marijuana was rendered unusable before disposal;

•	the method of disposal; and

•	the name and card number of the agents responsible for the disposal.

Only specifically authorized employees can destroy product. A list of authorized employees that may destroy product is required to be maintained at each such Nevada-based business facility. Permissions are defined by agent and password protected. The destroyed weight and the reason for destruction is required and recorded. The inventory control systems of the Nevada licensed cannabis establishments to which the Company provides operational support can generate reports on destroyed material at any point in the destruction process.

In addition to controls over inventory, State regulatory frameworks specify guidelines in respect of general security.

General Security Guidelines: The applicable Nevada-based business’ general security guidelines include:

•	background checks for current/new employees, particularly if the employee is to be accessing restricted areas;

•	maintaining video surveillance of facilities;

•	maintaining visitor logs;

•	providing for and maintaining secure perimeters for facilities;

•	requesting employees to watch for suspicious activities;

•	keeping all access system credentials, access codes, access cards, passwords, etc., in a way that is designed to be secure and accessible only to specifically authorized personnel;

•	retrieving keys and employment identification cards from an employee and changing computer access passwords when their employment ends;

•	arranging for prompt and safe disposal of materials;

•	all employees being required to be trained on emergency procedures; and

•	posting emergency response numbers, including fire, law enforcement, and executive team in several locations in each facility.

Cash Management: As noted above, the Nevada licensed cannabis establishments to which the Company provides operational support have detailed standard operating procedures and protocols for cash management, including internal controls and cash security procedures. Examples of such standard operating procedures and protocols used by certain of the dispensaries of the Nevada licensed cannabis establishments to which the Company provides operational support include, without limitation:

•	random review of cash register drawers by dispensary supervisors;

•	random removal of cash from cash register drawers by dispensary supervisors and placement of such cash into a secure vault;

•	insertion of all cash from cash registers drawers into a secure vault at the end of each day;

•	recording of daily cash intake by supervisors on a “Register Close” sheet and daily reconciliation of such values against daily sales reports and the prior day’s recording of total cash on-hand;

•	recording of all disbursements on a disbursement form; and

•	daily audits of total cash on hand and investigations in respect of any noted variances.

The Nevada licensed cannabis establishments to which the Company provides operational support have worked with internal personnel and advisors to help prescribe and/or implement measures designed to seek to ensure compliance with applicable State laws on an ongoing basis, including:

•	correspondence and updates with regulators;

•	ongoing monitoring of compliance with operating procedures and regulations by on-site management; and

•	appropriate employee training for all standard operating procedures.

The Nevada licensed cannabis establishments to which the Company provides operational support enlist their internal compliance personnel, whose responsibilities include monitoring the day-to-day activities, ensuring that the established standard operating procedures are being adhered to, identifying any non-compliance matters and putting into place the necessary modifications to seek to ensure compliance.

While the Nevada licensed cannabis establishments to which the Company provides operational support are compliant with State and local cannabis laws, their cannabis-related activities remain illegal under United States federal law. See “Risk Factors” below and in the AIF, incorporated herein by reference.

Massachusetts Regulatory Compliance

The Company’s Massachusetts-based business is in compliance with applicable licensing requirements and the regulatory framework enacted by the Commonwealth of Massachusetts, and maintains the appropriate licenses for the cultivation, production, distribution and operation of dispensaries, as applicable.

The Company’s Massachusetts-based business has not experienced any non-compliance which may have an impact on its licenses, business activities or operations which has not been remedied, nor is such business subject to any outstanding notices of violation by the Commonwealth of Massachusetts which may have an impact on its licenses, business activities or operations. As noted under “Non-Compliance with State and Local Cannabis Laws” below, Ayr intends to cause its businesses to promptly remedy any known occurrences of non-compliance with applicable State and local cannabis rules and regulations and Ayr intends to publicly disclose any non-compliance, citations or notices of violation which may have an impact on its licenses, business activities or operations. Given the stage of business of the Company’s Massachusetts-based business, such business has, on an on-going basis, internally reviewed applicable Massachusetts laws and regulations relating to the cultivation, manufacture, distribution and sale of cannabis and cannabis products and has internally analyzed its exposure to U.S. federal law. The Company’s Massachusetts-based business has enlisted internal compliance personnel to provide on-going advice on applicable U.S. federal and Massachusetts laws.

The Company’s Massachusetts-based business currently possesses three registered marijuana dispensary registrations which allow the business to sell medical marijuana in Massachusetts directly to consumers, and which allow for the right to open three adult use dispensaries subject to local municipality and other marijuana regulatory approvals. The Massachusetts-based business currently possesses licenses to cultivate, manufacture and transport to other marijuana establishments in Massachusetts. No assurance can be given that the applicable regulatory approvals allowing for the opening of adult use dispensaries will be received.

In order to secure compliance with applicable regulatory frameworks, the Company’s Massachusetts-based business employs a combination of software-based metric tracking and operational processes and procedures designed to comply with in-place regulatory requirements.

The Company’s Massachusetts-based business uses Leaflogix, a seed-to-sale capable control system, for tracking and tracing cannabis plants and products. This solution has been specifically designed to satisfy the applicable reporting requirements associated with regulated cannabis activities.

In addition to the software-based control systems, the Company’s Massachusetts-based business has designated a set of operating procedures, including employee training with respect to such procedures, to seek to secure compliance.

Standard operating procedures for regulatory compliance were developed by the Massachusetts-based business and reviewed with the applicable regulators during such business’ initial licensing processes and are reviewed on a continuous basis by virtue of ongoing inspections and reviews by the applicable regulatory authorities. Managers and employees at the Company’s Massachusetts-based business are empowered to identify key business processes that should be formally documented to seek to assure safety and regulatory compliance.

The Company’s Massachusetts-based business has detailed standard operating procedures for building security, cash management, security of financial instruments, security monitoring systems, security of information, and general security and safety.

The Company’s Massachusetts-based business utilizes a security system around the perimeter of each dispensary designed to prevent and detect diversion, theft or less of marijuana, utilizing commercial grade security and surveillance equipment in compliance with the Commonwealth’s regulatory requirements.

Additionally, the Company’s Massachusetts-based business also has detailed standard operating procedures and protocols for inventory and storage processes, including responsibility for management, inventory limits, inventory counts and reviews, facility reporting, cannabis inventory receipts, a waste disposal plan, salvage and solid waste disposal.

Inventory Management Requirements: The Company’s Massachusetts-based business maintains policies and procedures and employs industry-specific software to track inventory and to seek to ensure strict regulatory compliance at both the retail and wholesale levels. These processes include:

•	wholesale transfer;

•	inventory intake;

•	inventory management;

•	retail transactions; and

•	sales data tracking and reporting.

Procedures exist to ensure each applicable Massachusetts-based facility tracks its cumulative inventory of seeds, plants, and usable marijuana. Generally, these inventory control systems are designed to:

•	establish and maintain a perpetual inventory system which adequately documents the flow of materials through the manufacturing process;

•	establish procedures which reconcile the raw material used to the finished product on the basis of each job; and

•	seek to ensure the absence of significant variances between system outputs and physical inventory counts.

For cultivation and production facilities, for each lot received at a facility, such inventory control systems are designed to document:

•	the batch;

•	the strain of the marijuana seeds or marijuana cuttings planted;

•	the number of marijuana seeds or marijuana cuttings planted;

•	the date on which the marijuana seeds or cuttings were planted;

•	a log or schedule of chemical additives used in the cultivation, including nonorganic pesticides, herbicides and fertilizers;

•	the number of marijuana plants grown to maturity;

•	harvest information, including:

o	the date of harvest; and

o	the final yield weight of processed usable marijuana;

•	marijuana flowers in process in all locations;

•	marijuana in storage by location;

•	marijuana in locked containers awaiting disposal; and

•	an audit trail of all material inventory adjustments.

Retail dispensaries maintain current and complete books and records and sales reports, including invoices that reflect all purchases and sales of marijuana made to and by the applicable dispensary, that are available from the Massachusetts-based business’ electronic verification systems, point of sale systems, and/or inventory control systems (which may be separate systems or functionalities combined into a single system) and are stored in secure safe rooms. Such records include:

•	in respect of dispensary inventory:

o	the date and time of delivery of each purchase or transfer from a cultivation or production facility;

o	the quantity, type and form of marijuana and infused or edible products purchased from a cultivation or production facility in each purchase as well as related products;

o	invoices and delivery documents, showing entry into the inventory control system; and

o	the quantity of marijuana still available for sale at the dispensary; and

•	in respect of dispensary retail sales:

o	the date and time of each retail sale;

o	the quantity, type, form, and price of marijuana distributed or dispensed;

o	the price paid or consideration given for the marijuana;

o	identifying information of the purchaser (i.e., name and address, and card number in the case of medical marijuana transactions); and

o	identifying information of the employee conducting the transaction (i.e., the name, initials, or employee identification number of the person who dispensed or sold the marijuana).

All invoices and delivery documents must be systematically filed and must show a legible and complete statement of terms and conditions for each purchase.

Sales records must be compliant with all applicable Ayr policies and procedures according to applicable documented plans, State laws and regulations, and must include for regulatory authority reporting and internal tracking purposes:

•	the date and time of each sale;

•	the method of distribution (on-site or delivery);

•	the quantity, form, and price marijuana and any other products dispensed;

•	the consideration given;

•	the name, address, and identification number of the marijuana as recorded on the electronic verification system; and

•	the names, initials, or employee identification numbers of the individuals who packaged, dispensed, delivered, and sold the marijuana.

Disposal of Inventory: All marijuana waste, including waste composed of or containing finished marijuana, must be stored, secured, and managed in accordance with applicable State and local statutes, ordinances, and regulations. All waste disposed of by the Massachusetts-based business is recorded in such business’ inventory control system, including:

•	a description of and reason for the marijuana being disposed of, including, if applicable, the number of failed or other unusable marijuana plants;

•	the date of disposal;

•	confirmation that the marijuana was rendered unusable before disposal; and

•	the method of disposal.

In addition to controls over inventory, State regulatory frameworks specify guidelines in respect of general security.

General Security Guidelines: The Massachusetts-based business’ general security guidelines include:

•	background checks for current/new employees, particularly if the employee is to be accessing restricted areas;

•	maintaining video surveillance of facilities;

•	maintaining visitor logs;

•	providing for and maintaining secure perimeters for facilities;

•	requesting employees to watch for suspicious activities;

•	keeping all access system credentials, access codes, access cards, passwords, etc., in a way that is designed to be secure and accessible only to specifically authorized personnel;

•	retrieving keys and employment identification cards from an employee and changing computer access passwords when their employment ends;

•	arranging for prompt and safe disposal of materials;

•	all employees being required to be trained on emergency procedures; and

•	posting emergency response numbers, including fire, law enforcement, and executive team in several locations in each facility.

Cash Management: As noted above, the Company’s Massachusetts-based business has detailed standard operating procedures and protocols for cash management, including internal controls and cash security procedures. Examples of such standard operating procedures and protocols used by such business’ dispensaries include, without limitation:

•	random review of cash register drawers by dispensary supervisors;

•	random removal of cash from cash register drawers by dispensary supervisors and placement of such cash into a secure vault;

•	insertion of all cash from cash registers drawers into a secure vault at the end of each day;

•	recording of daily cash intake by supervisors on a “Register Close” sheet and daily reconciliation of such values against daily sales reports and the prior day’s recording of total cash on-hand;

•	recording of all disbursements on a disbursement form; and

•	daily audits of total cash on hand and investigations in respect of any noted variances.

The Company’s Massachusetts-based business has worked with an internal advisor to help prescribe and/or implement measures designed to seek to ensure compliance with applicable State laws on an ongoing basis, including:

•	correspondence and updates with regulators;

•	ongoing monitoring of compliance with operating procedures and regulations by on-site management; and

•	appropriate employee training for all standard operating procedures.

In Massachusetts, Ayr enlists its management and compliance personnel, whose responsibilities include monitoring the day-to-day activities, ensuring that the established standard operating procedures are being adhered to, identifying any non-compliance matters and putting into place the necessary modifications to seek to ensure compliance.

While the Company’s Massachusetts-based business is compliant with State and local cannabis laws, its cannabis-related activities remain illegal under United States federal law. See “Risk Factors” below and in the AIF, incorporated herein by reference.

Pennsylvania Regulatory Compliance

The Company’s Pennsylvania-based business is in compliance with applicable licensing requirements and the regulatory framework enacted by the Commonwealth of Pennsylvania, and maintains the appropriate licenses for the cultivation, manufacture and transport of medical cannabis, as applicable.

The Company’s Pennsylvania-based business has not experienced any non-compliance which may have an impact on its licenses, business activities or operations which has not been remedied, nor is such business subject to any outstanding notices of violation by the Commonwealth of Pennsylvania which may have an impact on its licenses, business activities or operations. As noted under “Non-Compliance with State and Local Cannabis Laws” below, Ayr intends to cause its businesses to promptly remedy any known occurrences of non-compliance with applicable State and local cannabis rules and regulations and Ayr intends to publicly disclose any non-compliance, citations or notices of violation which may have an impact on its licenses, business activities or operations. Given the stage of business of the Company’s Pennsylvania-based business, such business has, on an on-going basis, internally reviewed applicable Pennsylvania laws and regulations relating to the cultivation, manufacture and transport of medical cannabis and has internally analyzed its exposure to U.S. federal law. The Company’s Pennsylvania-based business has enlisted internal compliance personnel to provide on-going advice on applicable U.S. federal and Pennsylvania laws.

The Company’s Pennsylvania-based business currently possesses a license to cultivate, manufacture and transport medical cannabis to other cannabis establishments in Pennsylvania. The Company’s Pennsylvania-based business’s license allows for unlimited cultivation with no cap on either canopy size or production volume.

In order to secure compliance with applicable regulatory frameworks, the Company’s Pennsylvania-based business employs a combination of software-based metric tracking and operational processes and procedures designed to comply with in-place regulatory requirements.

The Company’s Pennsylvania-based business uses MJ Freeway, a seed-to-sale capable control system, for tracking and tracing cannabis plants and products. This solution has been specifically designed to satisfy the applicable reporting requirements associated with regulated cannabis activities.

In addition to the software-based control systems, the Company’s Pennsylvania-based business has designated a set of operating procedures, including employee training with respect to such procedures, to seek to secure compliance.

Standard operating procedures for regulatory compliance were developed by the Pennsylvania-based business and reviewed with the applicable regulators during such business’ initial licensing processes and are reviewed on a continuous basis by virtue of ongoing inspections and reviews by the applicable regulatory authorities. Managers and employees at the Company’s Pennsylvania-based business are empowered to identify key business processes that should be formally documented to seek to assure safety and regulatory compliance.

The Company’s Pennsylvania-based business has detailed standard operating procedures for building security, security of financial instruments, security monitoring systems, security of information, and general security and safety.

The Company’s Pennsylvania-based business utilizes a security system around the perimeter of its premises designed to prevent and detect diversion, theft or less of marijuana, utilizing commercial grade security and surveillance equipment in compliance with the Commonwealth’s regulatory requirements.

Additionally, the Company’s Pennsylvania-based business also has detailed standard operating procedures and protocols for inventory and storage processes, including responsibility for management, inventory limits, inventory counts and reviews, facility reporting, cannabis inventory receipts, a waste disposal plan, salvage and solid waste disposal.

Inventory Management Requirements: The Company’s Pennsylvania-based business maintains policies and procedures and employs industry-specific software to track inventory and to seek to ensure strict regulatory compliance at both the retail and wholesale levels. These processes include:

•	wholesale transfer;

•	inventory intake;

•	inventory management; and

•	sales data tracking and reporting.

Procedures exist to ensure each applicable Pennsylvania-based facility tracks its cumulative inventory of seeds, plants, and usable marijuana. Generally, these inventory control systems are designed to:

•	establish and maintain a perpetual inventory system which adequately documents the flow of materials through the manufacturing process;

•	establish procedures which reconcile the raw material used to the finished product on the basis of each job; and

•	seek to ensure the absence of significant variances between system outputs and physical inventory counts.

For each lot received at a cultivation/production facility, such inventory control systems are designed to document:

•	the batch;

•	the strain of the marijuana seeds or marijuana cuttings planted;

•	the number of marijuana seeds or marijuana cuttings planted;

•	the date on which the marijuana seeds or cuttings were planted;

•	a log or schedule of chemical additives used in the cultivation, including nonorganic pesticides, herbicides and fertilizers;

•	the number of marijuana plants grown to maturity;

•	harvest information, including:

o	the date of harvest; and

o	the final yield weight of processed usable marijuana;

•	marijuana flowers in process in all locations;

•	marijuana in storage by location;

•	marijuana in locked containers awaiting disposal; and

•	an audit trail of all material inventory adjustments.

All invoices and delivery documents must be systematically filed and must show a legible and complete statement of terms and conditions for each purchase.

Disposal of Inventory: All marijuana waste, including waste composed of or containing finished marijuana, must be stored, secured, and managed in accordance with applicable State and local statutes, ordinances, and regulations. All waste disposed of by the Pennsylvania-based business is recorded in such business’ inventory control system, including:

•	a description of and reason for the marijuana being disposed of, including, if applicable, the number of failed or other unusable marijuana plants;

•	the date of disposal;

•	confirmation that the marijuana was rendered unusable before disposal; and

•	the method of disposal.

In addition to controls over inventory, State regulatory frameworks specify guidelines in respect of general security.

General Security Guidelines: The Pennsylvania-based business’ general security guidelines include:

•	background checks for current/new employees, particularly if the employee is to be accessing restricted areas;

•	maintaining video surveillance of facilities;

•	maintaining visitor logs;

•	providing for and maintaining secure perimeters for facilities;

•	requesting employees to watch for suspicious activities;

•	keeping all access system credentials, access codes, access cards, passwords, etc., in a way that is designed to be secure and accessible only to specifically authorized personnel;

•	retrieving keys and employment identification cards from an employee and changing computer access passwords when their employment ends;

•	arranging for prompt and safe disposal of materials;

•	all employees being required to be trained on emergency procedures; and

•	posting emergency response numbers, including fire, law enforcement, and executive team in several locations in each facility.

The Company’s Pennsylvania-based business has worked to prescribe and/or implement measures designed to seek to ensure compliance with applicable State laws on an ongoing basis, including:

•	correspondence and updates with regulators;

•	ongoing monitoring of compliance with operating procedures and regulations by on-site management; and

•	appropriate employee training for all standard operating procedures.

In Pennsylvania, Ayr enlists its management and compliance personnel, whose responsibilities include monitoring the day-to-day activities, ensuring that the established standard operating procedures are being adhered to, identifying any non-compliance matters and putting into place the necessary modifications to seek to ensure compliance.

While the Company’s Pennsylvania-based business is compliant with State and local cannabis laws, its cannabis-related activities remain illegal under United States federal law. See “Risk Factors” below and in the AIF, incorporated herein by reference.

SECONDARY SALES

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:

•	the names of the selling securityholders;

•	the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

•	the number or amount of Securities of the class being distributed for the account of each selling securityholder;

•	the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number, or amount represents of the total number of our outstanding Securities;

•	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only;

•	the Prospectus Supplement will contain, if applicable, the disclosure required by Item 1.11 of Form 44-101F1 – Short Form Prospectus (“Form 41-101F1”), and, if applicable, the selling securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, capital projects and potential future acquisitions and internal expansion. In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. The Company will not receive any proceeds from any sale of any Securities by selling securityholders. Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities by the Company under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement, provided that certain expenses in any secondary offering may be paid by the Company. See “Risk Factors – Discretion in the use of proceeds”.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

DESCRIPTION OF SECURITIES

The following describes the material terms of the Company’s share capital and a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete, is indicative only and is qualified in its entirety by reference to the terms and provisions of our notice of articles and Articles, as amended. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. The Securities will not include any novel derivatives or asset-backed securities as discussed under Part 4 of NI 44-102.

The Company is currently authorized to issue an unlimited number of Subordinate Voting Shares, Restricted Voting Shares, Limited Voting Shares and Multiple Voting Shares. As of February 23, 2021, the Company had 34,149,557 Equity Shares and 3,696,486 Multiple Voting Shares issued and outstanding. In addition, the following securities were issued and outstanding as of February 23, 2021 that are convertible, exchangeable or exercisable for Equity Shares, as applicable: (i) 10,117,606 Listed Warrants to purchase Equity Shares, which are listed on the CSE and quoted on the OTCQX Best Market under the trading symbols “AYR.WT” and “CNBQF”, respectively; (ii) 462,348 rights (“Rights”), each of which entitles the holder to receive one-tenth (1/10) of an Equity Share until May 24, 2021; (iii) 1,912,592 exchangeable shares of CSAC Acquisition Inc. (“Exchangeable Shares”), a wholly owned subsidiary of the Company, which are exchangeable, on a one-for-one basis, into Equity Shares, at the option of the holder, and are designed to be economically equivalent (without taking into account tax consequences) to the Equity Shares; and (iv) 5,281,150 restricted stock units (“RSUs”) granted to acquire additional Exchangeable Shares. The Listed Warrants and Rights were issued to initial investors in the Company in connection with the IPO, the Exchangeable Shares were issued to the vendors of the Acquired Businesses (as such term is defined in the AIF) in connection with the Qualifying Transaction (as such term is defined in the AIF) or subsequent acquisitions and the RSUs were granted to employees as incentive compensation.

Equity Shares and Multiple Voting Shares

As of February 23, 2021, (i) the Equity Shares collectively represent approximately 76% of the Company’s total issued and outstanding shares on an as-converted basis (including Rights, Exchangeable Shares and RSUs, but excluding Listed Warrants) and approximately 27% of the voting power attached to all of our issued and outstanding shares, and (ii) the Multiple Voting Shares collectively represent approximately 8% of our total issued and outstanding shares on an as-converted basis (including Rights, Exchangeable Shares and RSUs, but excluding Listed Warrants) and approximately 72% of the voting power attached to all of our issued and outstanding shares.

On December 3, 2020, the Company amended its constating documents to, among other things, (i) create and set the terms of the Restricted Voting Shares and Limited Voting Shares, including applying coattail terms to such shares similar to those applicable to the Subordinate Voting Shares as more particularly described below, and (ii) amend the terms of the existing Multiple Voting Shares and Subordinate Voting Shares, including by amending the requirements in respect of who may hold Subordinate Voting Shares. The Company implemented the Capital Structure Amendments in order to seek to maintain its FPI status under U.S. securities laws and thereby avoid a commensurate material increase in its ongoing costs. This has been accomplished by implementing a mandatory conversion mechanism in the Company’s share capital to decrease the number of shares eligible to be voted for directors of the Company if the Company’s FPI Threshold is exceeded. Each of the classes of Equity Shares is, as further described below, economically identical and mandatorily inter-convertible (continuously and without formality) based on (i) the holder’s status as a U.S. Person or Non-U.S. Person, and (ii) the status of the Company’s FPI Threshold. The Capital Structure Amendments were approved at the Company’s annual general and special meeting of shareholders on November 4, 2020 by, inter alia, a majority of the minority holders of Subordinate Voting Shares (i.e., other than those held by holders of Multiple Voting Shares and other persons not permitted to vote thereon under Ontario Securities Commission Rule 56-501 – Restricted Shares (“OSC Rule 56-501”)).

Each of the Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares may be considered “restricted securities” or “restricted shares”, as applicable (“restricted securities”) under applicable securities legislation, respectively, as (i) there is another class of Shares (namely, the Multiple Voting Shares) that carries a disproportionate vote per share relative to each class of Equity Shares, and (ii) the share terms of the Limited Voting Shares contain provisions that nullify certain of the voting rights attributable to the Limited Voting Shares (i.e., the Limited Voting Shares do not have votes in respect of the election of directors of the Company).

Under the Articles, the quorum for the transaction of business at a meeting of shareholders of the Company is two shareholders who are present in person or represented by proxy and who represent at least 25% of the applicable class or series of shares (and, for greater certainty, where more than one class or series of shares are voting together as if they were a single class of shares, at least 25% of the total issued and outstanding shares of such classes of series).

As of November 20, 2020, Senvest Master LP reported that it owned 626.367 Subordinate Voting Shares (approximately 3.3% of the issued and outstanding Subordinate Voting Shares as of such date) and 3,419,600 Listed Warrants (the “Senvest Warrants”), representing an aggregate of approximately 18.9% of the issued and outstanding Subordinate Voting Shares as of such date (assuming the exercise of the Senvest Warrants but excluding (i) the exercise of any other Listed Warrants outstanding as of such date), and (ii) any Subordinate Voting Shares issuable pursuant to the conversion, exchange or exercise, as applicable, of Rights, Exchangeable Shares and RSUs).

Equity Shares

The following is a brief summary of certain general terms and provisions of the Equity Shares that may be offered pursuant to this Prospectus. This summary does not purport to be complete.

Exercise of Voting Rights

The holders of each class of Equity Shares will be entitled to receive notice of, to attend (if applicable, virtually) and to vote at all meetings of shareholders of the Company, except that they will not be able to vote (but will be entitled to receive notice of, to attend (if applicable, virtually) and to speak) at those meetings at which the holders of a specific class are entitled to vote separately as a class under the Business Corporations Act (British Columbia), and except that holders of Limited Voting Shares will not be entitled to vote for the election of directors. The Subordinate Voting Shares and Restricted Voting Shares carry one vote per share on all matters. The Limited Voting Shares carry one vote per share on all matters except the election of directors, as the holders of Limited Voting Shares do not have any entitlement to vote in respect of the election for directors of the Company.

In connection with any Change of Control Transaction (as defined below) requiring approval of the holders of all classes of Shares under the BCBCA, holders of the Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable, in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

For purposes herein, a “Change of Control Transaction” means an amalgamation, arrangement, recapitalization, business combination or similar transaction of the Company, other than an amalgamation, arrangement, recapitalization, business combination or similar transaction that would result in (i) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity or its direct or indirect parent) more than fifty percent (50%) of the total voting power of the voting securities of the Company, the continuing entity or its direct or indirect parent, and more than fifty percent (50%) of the total number of outstanding shares of the Company, the continuing entity or its direct or indirect parent, in each case as outstanding immediately after such transaction, and (ii) the shareholders of the Company immediately prior to the transaction owning voting securities of the Company, the continuing entity or its direct or indirect parent immediately following the transaction in substantially the same proportions (vis-a-vis each other) as such shareholders owned the voting securities of the Company immediately prior to the transaction (provided that in neither event shall the exercise of any exchangeable shares of a subsidiary of the Company that are exchangeable into shares of the Company be taken into account in such determination).

Notwithstanding the foregoing, the holders of Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares, as applicable, are each entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Articles, which would: (i) adversely affect the rights or special rights of the holders of Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable (including an amendment to the terms of the Articles which provide that any Multiple Voting Shares sold or transferred to a person that is not a Permitted Holder (as defined in Articles) shall be automatically converted into Subordinate Voting Shares and/or Restricted Voting Shares, as applicable); (ii) affect the holders of the Shares differently, on a per share basis; or (iii) except as otherwise set forth in the Company’s articles, as amended, create any class or series of shares ranking equal to or senior to the Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable.

Dividends

Holders of Equity Shares are entitled to receive, as and when declared by the Board, dividends in cash or property of the Company. No dividend will be declared or paid on any class of Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on all classes of Shares then issued and outstanding.. Each class of Equity Shares shall rank equally with the other classes of Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares shall receive Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares, respectively, unless otherwise determined by the Board, provided an equal number of shares is declared as a dividend or distribution on a per-share basis, without preference or distinction, in each case.

Subdivision or Consolidation

No subdivision or consolidation of any class of Equity Shares shall occur unless simultaneously, all other classes of Shares are subdivided or consolidated or otherwise adjusted in the same manner so as to maintain and preserve the relative rights of the holders of each of the classes of Shares.

Liquidation, Dissolution or Winding-Up

In the case of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company for the purposes of a dissolution or winding-up of the Company, the holders of Equity Shares are entitled, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Equity Shares, to receive the Company’s remaining property and are entitled to share equally, on a share for share basis, with all other classes of Shares in all distributions of such assets.

Rights to Subscribe; Pre-Emptive Rights

The holders of Equity Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company now or in the future.

Conversion

For the purposes of the Equity Shares, a “U.S. Person” means a U.S. person as defined in Regulation S (promulgated under the 1933 Act) in Section 902(k)(1) (as amended or replaced from time to time), and a “Non-U.S. Person” is any person who is not a U.S. Person. Under the Articles, where Subordinate Voting Shares are held, beneficially owned or controlled, directly or indirectly, or jointly by (a) one or more U.S. Persons and (b) one or more Non-U.S. Persons, such Subordinate Voting Shares shall be deemed to be held, beneficially owned or controlled by a U.S. Person. At the request of the Company, beneficial shareholders and actual or proposed transferees are required to respond to enquiries regarding their status as U.S. Persons or Non-U.S. Persons, and are required to provide declarations or other documents with respect thereto, as may be necessary or desirable, in the discretion of the Company, failing which they would, in the Company’s discretion, be deemed to be U.S. Persons.

If, at any given time, the Subordinate Voting Shares are held, beneficially owned or controlled by U.S. Persons, they will be automatically converted, without further act or formality, on a one-for-one basis into Restricted Voting Shares. If, at any given time, the Restricted Voting Shares or the Limited Voting Shares are held, beneficially owned or controlled by Non-U.S. Persons, they will be automatically converted, without further act or formality, on a one-for-one basis into Subordinate Voting Shares.

Notwithstanding the foregoing, if, at any given time, the total number of Restricted Voting Shares represents a number equal to or in excess of the formulaic threshold set forth below (the “FPI Threshold”), then the minimum number of Restricted Voting Shares required to stay within the FPI Threshold will be automatically converted, without further act or formality, on a pro rata basis across all registered holders of Restricted Voting Shares (rounded up to the next nearest whole number of shares), on a one-for-one basis, into Limited Voting Shares:

(0.50 x Aggregate Number of Multiple Voting Shares, Subordinate Voting Shares and Restricted Voting Shares) – (Aggregate Number of Multiple Voting Shares held, beneficially owned or controlled by U.S. Persons)

If, at any given time, the total number of Restricted Voting Shares represents a number below the FPI Threshold, then a number of Limited Voting Shares will be automatically converted, without further act or formality, on a pro rata basis across all registered holders of Limited Voting Shares (rounded down to the next nearest whole number of shares), on a one-for-one basis, into Restricted Voting Shares, to the maximum extent possible such that the Restricted Voting Shares then represent a number of Shares that is one share less than the FPI Threshold.

The Company has received exemptive relief from the Canadian securities regulatory authorities such that, inter alia, each class of Equity Shares may be aggregated for the purposes of certain securities law reporting thresholds, including in respect of certain take-over bid and issuer bid rules and the early warning requirements under National Instrument 62-104 – Take-Over Bid and Issuer Bids (“NI 62-104”). See “Exemptions”.

If an offer is made to purchase any class of Shares (other than a class of Equity Shares) and such offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which such Shares that are subject to the offer are then listed, to be made to all or substantially all the holders of such Shares in a given province of Canada to which these requirements apply (assuming that the offeree was a resident in Ontario), each Subordinate Voting Share, Restricted Voting Share and/or Limited Voting Share shall become convertible, at the option of the holder, on a one-for-one basis, into such class of Shares that are subject to the offer, at any time while such offer is in effect until the date prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. The conversion right may only be exercised in respect of Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable, for the purpose of depositing the resulting Shares pursuant to the offer, and for no other reason, including with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning voting rights for Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable, notwithstanding their conversion. The transfer agent is required to deposit the resulting Shares pursuant to such offer on behalf of such holder.

Should the applicable Shares issued upon such conversion and tendered in response to such offer be withdrawn by shareholders of the Company or not taken up by the offeror, or should the offer be abandoned or withdrawn, then each Share resulting from such conversion shall be automatically reconverted, without any further act on the part of the Company or on the part of the holder, into one Subordinate Voting Share, Restricted Voting Share or Limited Voting Share, as applicable.

Constraints on Share Ownership

Subject to certain specified exceptions set out in the Company’s articles, as amended, the Subordinate Voting Shares may only be owned or controlled by Non-U.S. Persons.

Renamed as Common Shares

At the effective time that there are no Multiple Voting Shares issued and outstanding (by the conversion of all Multiple Voting Shares, in accordance with their terms, into Subordinate Voting Shares or Restricted Voting Shares, as applicable), the Subordinate Voting Shares will henceforth be named and referred to as “Common Shares”.

Multiple Voting Shares

Exercise of Voting Rights

The holders of Multiple Voting Shares will be entitled to receive notice of, to attend (if applicable, virtually) and to vote at all meetings of shareholders of the Company, except that they will not be able to vote (but will be entitled to receive notice of, to attend (if applicable, virtually) and to speak) at those meetings at which the holders of a specific class are entitled to vote separately as a class under the BCBCA. The Multiple Voting Shares carry 25 votes per share (subject in the case of Mercer, to the terms of the Voting Agreement, which may be found on Ayr’s profile on SEDAR at www.sedar.com).

In connection with any Change of Control Transaction requiring approval of the holders of Subordinate Voting Shares and Multiple Voting Shares under the BCBCA, holders of the Subordinate Voting Shares and Multiple Voting Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Multiple Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

Notwithstanding the foregoing, the holders of Multiple Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Articles which would: (i) adversely affect the rights or special rights of the holders of Multiple Voting Shares (including an amendment to the terms of the Articles which provide that any Multiple Voting Shares sold or transferred to a person that is not a Permitted Holder (as defined in the Articles) shall be automatically converted into Subordinate Voting Shares or Restricted Voting Shares); or (ii) affect the holders of the Multiple Voting Shares and Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable, differently, on a per share basis; or (iii) except as otherwise set forth in the Articles, create any class or series of shares ranking equal to or senior to the Multiple Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Multiple Voting Shares.

Dividends

Holders of Multiple Voting Shares shall be entitled to receive, as and when declared by the Board, dividends in cash or property of the Company. No dividend will be declared or paid on any class of Equity Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Multiple Voting Shares. The Multiple Voting Shares shall rank equally with the Equity Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the Board, provided an equal number of shares is declared as a dividend or distribution on a per-share basis, without preference or distinction, in each case.

Subdivision or Consolidation

No subdivision or consolidation of the Multiple Voting Shares shall occur unless simultaneously each class of Equity Shares is subdivided or consolidated or otherwise adjusted in the same manner so as to maintain and preserve the relative rights of the holders of the Multiple Voting Shares and the Equity Shares.

Liquidation, Dissolution or Winding-Up

In the case of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company for the purposes of a dissolution or winding-up of the Company, the holders of Multiple Voting Shares are entitled, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, to receive the Company’s remaining property and are entitled to share equally, on a share for share basis, with the Equity Shares in all distributions of such assets.

Rights to Subscribe; Pre-Emptive Rights

The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company now or in the future.

Conversion

At the holder’s option, the Multiple Voting Shares are convertible, on a one-for-one basis, into Subordinate Voting Shares or Restricted Voting Shares, as applicable. In addition, the Multiple Voting Shares will be automatically converted, without further act or formality, into Subordinate Voting Shares or Restricted Voting Shares, as applicable, on the earliest of (i) the fifth anniversary of May 24, 2019, (ii) the date on which such Multiple Voting Shares are held or controlled by a person who is not a Permitted Holder (as defined in the Articles) under the Articles, and (iii) the date on which the aggregate number of Multiple Voting Shares issued and outstanding represents less than one-third of the number of Multiple Voting Shares issued and outstanding at the close of business on the first date of issuance, being May 24, 2019.

Compliance Provisions

The Company’s notice of articles and articles contain, in respect of the Equity Shares and Multiple Voting Shares, certain provisions to facilitate compliance with applicable regulatory and/or licensing regulations (the “Compliance Provisions”). The Compliance Provisions include a combination of certain remedies such as an automatic suspension of voting and/or dividend rights, a discretionary right to force a share transfer to a third party and/or a discretionary redemption right in favour of Ayr, in each case to seek to ensure that Ayr and its subsidiaries are able to comply with applicable regulatory and licensing regulations. The purpose of the Compliance Provisions is to provide Ayr with a means of protecting itself from having a shareholder, or as determined by the Board, a group of shareholders acting jointly or in concert, with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over) (“Owning or Controlling”), five percent (5%) or more of the issued and outstanding Shares, or such other number as is determined by the Board from time to time, and: (i) who a governmental authority granting licenses to, or otherwise governing the operations of, Ayr or its subsidiaries has determined to be unsuitable to own Shares; (ii) whose ownership of Shares may reasonably result in the loss, suspension or revocation (or similar action) with respect to any licenses or permits relating to Ayr’s or its subsidiaries’ conduct of business (being the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products in the United States, which include the owning and operating of cannabis licenses) or in Ayr being unable to obtain any new licenses or permits in the normal course, all as determined by the Board; or (iii) who have not been determined by the applicable regulatory authority to be an acceptable person or otherwise have not received the requisite consent of such regulatory authority to own the Shares, in each case within a reasonable time period acceptable to the Board or prior to acquiring any Shares (in each case, an “Unsuitable Person”). The ownership restrictions in Ayr’s notice of articles and articles are also subject to an exemption for applicable depositaries and clearing houses as well as underwriters (as defined in the Securities Act (Ontario)) in the course of a distribution of securities of Ayr.

Notwithstanding the foregoing, the Compliance Provisions provide that any shareholder (or group of shareholders acting jointly or in concert) proposing to Own or Control five percent (5%) or more of the issued and outstanding Shares (or such other number as is determined by the Board from time to time) will be required to provide not less than 30 days’ advance written notice to Ayr by mail sent to Ayr’s registered office to the attention of the Jonathan Sandelman, the Company’s corporate secretary (the “Corporate Secretary”), and to obtain all necessary regulatory approvals. Upon any such shareholder(s) Owning or Controlling five percent (5%) or more of the issued and outstanding Shares (or such other number as is determined by the Board from time to time), and having not received the requisite approval of any applicable regulatory authority to own the Shares, the Compliance Provisions will provide: (i) that such shareholder(s) may, in the discretion of the Board, be prohibited from exercising any voting rights and/or receiving any dividends from Ayr, unless and until all requisite regulatory approvals are obtained; and (ii) Ayr with a right, but not the obligation, at its option, upon notice to the Unsuitable Person, to: (A) redeem any or all Shares directly or indirectly held by an Unsuitable Person; and/or (B) forcibly transfer any or all Shares directly or indirectly held directly or indirectly by an Unsuitable Person to a third party. Such rights are required in order for Ayr to comply with regulations in various jurisdictions where Ayr or its subsidiaries conduct business or are expected to conduct business.

Upon receipt by the holder of a notice to redeem or to transfer any or all of its Shares, the holder will be entitled to receive, as consideration therefor, no less than 95% of the lesser of: (i) the closing price of the Equity Shares on the CSE (or the then principal exchange on which Ayr’s securities are quoted for trading) on the trading day immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified date); and (ii) the five-day volume weighted average price of the Equity Shares on the CSE (or the then principal exchange on which CSAC’s securities are quoted for trading) for the five trading days immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified dates).

Further, a holder of Shares is prohibited from acquiring five percent (5%) or more of the issued and outstanding Shares, directly or indirectly, in one or more transactions, without providing 30 days’ advance written notice to Ayr by mail sent to Ayr’s registered office to the attention of the Corporate Secretary. The foregoing restriction will not apply to the ownership, acquisition or disposition of Shares as a result of: (i) transfer of Shares occurring by operation of law including, inter alia, the transfer of Shares to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters who hold Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with the foregoing restriction, or (iii) conversion, exchange or exercise of securities issued by Ayr or a subsidiary into or for Shares in accordance with their respective terms. If the Board reasonably believes that any such holder of the Shares may have failed to comply with the foregoing restrictions, Ayr may apply to the Supreme Court of British Columbia, or any other court of competent jurisdiction, for an order directing that such shareholder disclose the number of Shares directly or indirectly held.

Ayr may not be able to exercise such rights in full or at all, including its redemption rights. Under the BCBCA, a corporation may not make any payment to redeem shares if there are reasonable grounds for believing that the company is unable to pay its liabilities as they become due in the ordinary course of its business or if making the payment of the redemption price or providing the consideration would cause the company to be unable to pay its liabilities as they become due in the ordinary course of its business. Furthermore, Ayr may become subject to contractual restrictions on its ability to redeem its Shares by, for example, entering into a secured credit facility subject to such restrictions. In the event that restrictions prohibit Ayr from exercising its redemption rights in part or in full, Ayr will not be able to exercise its redemption rights absent a waiver of such restrictions, which Ayr may not be able to obtain on acceptable terms or at all.

Warrants

As of February 23, 2021, there were 10,117,606 issued and outstanding Listed Warrants to purchase Subordinate Voting Shares, which are listed on the CSE and quoted on the OTCQX Best Market under the trading symbol “AYR.WT” and “CNBQF”, respectively. Such outstanding Listed Warrants were issued in connection with the IPO. The Company may issue additional Warrants, separately or together with Equity Shares, Subscription Receipts, Debt Securities, Convertible Securities or Units, or any combination thereof, as the case may be.

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete.

The Warrants may be issued under a warrant agreement. The applicable Prospectus Supplement will include details of the warrant agreement, if any, governing the Warrants being offered. The Company will file a copy of the warrant agreement, if any, relating to an offering of Warrants with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Warrants offered;

•	the price or prices, if any, at which the Warrants will be issued;

•	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

•	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and any other Securities to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Subscription Receipts

As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, separately or together, with Equity Shares, Warrants, Debt Securities, Convertible Securities or Units or any combination thereof, as the case may be. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement.

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price or prices, if any, at which the Subscription Receipts will be issued;

•	the manner of determining the offering price(s);

•	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

•	the Securities into which the Subscription Receipts may be exchanged;

•	conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

•	the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount and the events or conditions under which the amount of Securities may be subject to adjustment;

•	the dates or periods during which the Subscription Receipts may be exchanged;

•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

•	provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•	if applicable, the identity of the Subscription Receipt agent;

•	whether the Subscription Receipts will be listed on any securities exchange;

•	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•	whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non- certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

Debt Securities

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which particular terms and provisions of such Debt Securities may differ from the general terms and provisions described below in some or all respects.

The Company may issue Debt Securities, separately or together, with Equity Shares, Warrants, Subscription Receipts, Convertible Securities or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at our option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

•	the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which the Company will make payments on the Debt Securities;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Equity Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Subordinate Voting Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Convertible Securities

The Company may issue Convertible Securities, separately or together, with Equity Shares, Warrants, Subscription Receipts, Debt Securities or Units or any combination thereof, as the case may be. The particular terms and provisions of the Convertible Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Convertible Securities, and the extent to which the general terms and provisions described below may apply to such Convertible Securities will be described in the applicable Prospectus Supplement.

The following is a brief summary of certain general terms and provisions of the Convertible Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete.

The Convertible Securities will be convertible or exchangeable into Subordinate Voting Shares, Restricted Voting Shares or Limited Voting Shares, as applicable, and/or other Securities. The Convertible Securities convertible or exchangeable into Equity Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued. The Company will file a copy of any applicable agreement relating to an offering of Convertible Securities with the relevant securities regulatory authorities in Canada after it has been entered into by the Company, and the applicable Prospectus Supplement will include details of any such agreement governing the Convertible Securities being offered.

The specific terms and provisions that will apply to any Convertible Securities that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of such Convertible Securities offered;

•	the price at which such Convertible Securities will be offered;

•	the procedures for the conversion or exchange of such Convertible Securities into or for Equity Shares and/or other Securities;

•	the number of Equity Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities;

•	the period or periods during which any conversion or exchange may or must occur;

•	the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any;

•	the gross proceeds from the sale of such Convertible Securities;

•	whether the Convertible Securities will be listed on any securities exchange;

•	whether the Convertible Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	certain material Canadian tax consequences of owning the Convertible Securities; and

•	any other material terms and conditions of the Convertible Securities.

Units

As of the date of this Prospectus, the Company has no Units outstanding. The Company may issue Units, separately or together, with Equity Shares, Warrants, Subscription Receipts, Debt Securities or Convertible Securities or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The Company will file a copy of any applicable agreement relating to an offering of Units with the relevant securities regulatory authorities in Canada after it has been entered into by the Company, and the applicable Prospectus Supplement will include details of any such agreement governing the Units being offered.

The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Units offered;

•	the price or prices, if any, at which the Units will be issued;

•	the manner of determining the offering price(s);

•	the currency at which the Units will be offered;

•	the Securities comprising the Units and whether such Securities (or the Units themselves) will be listed and/or quoted on a stock exchange;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•	whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•	any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

MATERIAL CONTRACTS

As of the date hereof, the following are the material contracts of Ayr, other than contracts entered into in the ordinary course of business:

(a)	the warrant agency agreement dated December 21, 2017 between the Company and Odyssey Trust Company (“Odyssey”), as warrant agent, as amended;

(b)	the rights agreement dated December 21, 2017 between the Company and Odyssey, as rights agent, as amended;

(c)	the definitive agreements, as may have been amended, in respect of the acquisitions of Sira, Washoe Wellness, LLC (“Washoe”), The Canopy NV LLC (“Canopy”), LivFree and CannaPunch of Nevada, LLC in connection with the Qualifying Transaction;

(d)	the Services Agreements (as defined below);

(e)	the Operations Agreement (as defined below);

(f)	the Exchange Rights Agreements (as defined below); and

(g)	the arrangement agreement between the Company and Liberty dated December 21, 2020.

To the extent that cannabis-related licenses could also be considered to be material contracts, see the licenses which individually account for 10% or more of the consolidated revenue of the Company for the nine-months ended September 30, 2020 (excluding the licenses held by DocHouse and CannTech, which were acquired by the Company subsequent to the Q3 Interim Financial Statements) listed under “Ayr Strategies Inc. – Licenses”.

During the nine months ended September 30, 2020, the Company had no leases representing over 10% of its revenues, to the extent that such contracts would be considered to be material contracts entered into outside of the ordinary course of business for the purposes of this Prospectus.

The following are brief summaries of the terms and conditions of each of (i) the Services Agreements, (ii) the Operations Agreement, and (iii) the Exchange Rights Agreements, Support Agreements (as defined below) and Exchangeable Share Provisions (as defined below). These summaries in each case do not purport to be complete, are indicative only and are qualified in their entirety by reference to the respective agreements, which are available for inspection at the Company’s offices during ordinary business hours and which are available on Ayr’s SEDAR profile at www.sedar.com.

Services Agreements

Ayr provides administrative, consulting, and operations services to licensed cannabis establishments in the State of Nevada, specifically to the businesses of Washoe, Canopy and LivFree through separate services and operations agreements governed by Nevada law (collectively, the “Services Agreements”). As at the date hereof, Washoe, Canopy, and LivFree have not yet received regulatory approval to transfer licenses to the Company.

Washoe is a Nevada-based cannabis company with cultivation, extraction, processing, manufacturing and distribution capabilities. Washoe operates in both the medical and adult-use segments of the Nevada cannabis market. Washoe’s cultivation activities include the growing of raw cannabis from clones, including breeding, genetics and hybridization activities. Washoe’s extraction activities include the processing of cannabis plant material into cannabis oil and refined extract products. Washoe’s manufacturing/production activities include the finishing of dried/cured cannabis into finished flower, pre-rolls and other dried plant products, as well as the manufacturing of infused products such as edibles, tinctures and topicals. Washoe’s distribution activities include selling Washoe’s flower, oil and cannabis consumer goods into the Nevada wholesale market.

Canopy is a leading owner and operator of cannabis dispensaries in Nevada, with an established footprint in Reno, NV. Canopy operates its dispensaries in both the medical and adult-use recreational markets under the MYNT Cannabis dispensary brand.

LivFree is a leading Nevada-based cannabis company with retail dispensary operations in Las Vegas and Reno, Nevada. LivFree operates in both the medical and adult-use segments of the Nevada cannabis market. LivFree operates three retail dispensaries where it sells products purchased in the wholesale market.

The Services Agreements set out the terms by which an Ayr affiliate (the “Service Company”) will, as an independent contractor, provide services that are necessary for the day-to-day administration and management of the Canopy, Washoe and LivFree cannabis business operations. The Services Agreement for LivFree relates to cannabis business operations in Washoe County and the City of Reno only. The Service Company acts as an agent for Canopy, Washoe and LivFree in connection with billing, collection, banking, appointment and removal of officers and directors of Canopy, Washoe and LivFree and the other services provided under the applicable Services Agreement. The Service Company provides assistance with respect to personnel matters, training, cultivation, regulatory compliance, insurance, accounting, tax matters, financial and bank reporting, budgets, expenditures, contract negotiation, billing and collections (including the right to endorse checks in the name of Canopy, Washoe and LivFree, respectively, and to make deposits to their accounts), support services, real estate leases, construction and build-out, litigation management, marketing, advertising and public relations, information technology and computer systems, and supplies, as applicable.

Subject to the terms of the respective Services Agreement, Canopy, Washoe and LivFree have ultimate authority over their operations, including from a regulatory perspective. Under the respective Services Agreement, Canopy, Washoe and LivFree require the Service Company’s consent to the issuance, transfer or pledge of any equity of Canopy, Washoe and LivFree, distributions to members, any consolidation, conversion, merger or membership exchange, any sale, pledge, lease, encumbrance, transfer or other distribution of assets, any purchase of assets at an aggregate cost of more than $1,000, any incurrence of debt of more than $1,000, any reclassification or recapitalization of membership interests, any redemption or purchase of membership interests, any dissolution or liquidation, the engagement, modification or termination of any employment or independent contractor relationship with compensation in excess of $5,000 per year, the entering into any contract with payment greater than $1,000, the creation of any indebtedness or other obligations to or from members, any act outside the ordinary course of business, or the engagement of any other person to provide services of the type to be provided by the Service Company under the Services Agreement.

Pursuant to the Services Agreements, Canopy’s, Washoe’s and LivFree’s applicable revenues are allocated in the following order: (i) first, to its direct costs and operating expenses, (ii) second, to the Service Company’s direct and indirect expenses, and (iii) third, to a monthly management fee payable to the Service Company. The Service Company prepares annual budgets for each of Canopy’s, Washoe’s and LivFree’s approval, not to be unreasonably withheld, delayed or conditioned.  To the extent the Service Company has funds available, it will loan them to Canopy, Washoe and/or LivFree under a credit and security agreement to make up any shortfalls in working capital, for budgeted capital expenditures and for budgeted expansion. Each of the applicable companies to which certain licenses, associated inventory and other related assets of Canopy, Washoe and LivFree are to be transferred, subject to consent from regulatory authorities (“Canopy NewCo”, “Washoe NewCo” and “LivFree NewCo”, respectively), licenses its intellectual property and other assets to Canopy, Washoe and LivFree, respectively, so that each of them may continue its applicable cannabis business operations, to which the Service Company provides administrative, consulting and operations services under the Services Agreement.

Unless terminated early in accordance with its terms, each of the Services Agreements has a 20-year term with automatic five-year renewals. The Service Company may terminate the Services Agreement upon: the conviction of Canopy, Washoe or LivFree (as applicable), or any member or anyone employed or engaged by any of them (as applicable), of any crime punishable as a felony under federal or State law; any transfer of Canopy, Washoe or LivFree membership interests (as applicable) without the approval of the Service Company; any merger, consolidation, reorganization, conversion, sale, liquidation, dissolution or disposition or substantially all membership interests or assets of Canopy, Washoe or LivFree (as applicable) without the approval of the Service Company; any failure to timely pay the management fee; any change in scope of operations without the approval of the Service Company; any breach by Canopy, Washoe or LivFree (as applicable) of the Services Agreement; or any failure to obtain regulatory consent for a license transfer or change of control. Each of the Services Agreements may also be terminated by mutual consent, by either party upon a bankruptcy filing or insolvency of the other party, by either party for the other party’s material breach that is not cured within 60 days or if a non-monetary breach not capable of cure within 60 days, failure to commence a cure within 60 days and continuation of that cure. All service fees become due upon termination.

Enforcement of Ayr’s protections under the Services Agreements and other related agreements is dependent on continuing validity and enforceability of those agreements. If such agreements are found to be invalid or unenforceable, or are terminated by the counterparty, this could have a material adverse effect on Ayr’s business, prospects, financial condition, and operating results.

Operations Agreement

An operations agreement governed under Nevada law (the “Operations Agreement”) was entered into by LivFree and LivFree NewCo, an Ayr affiliate, for operations in the City of Henderson, unincorporated Clark County and the City of Las Vegas. Under the Operations Agreement, LivFree provides the services that are necessary for the day-to-day administration and management of LivFree cannabis business operations in the City of Henderson, unincorporated Clark County and the City of Las Vegas. LivFree has granted LivFree NewCo discretion regarding removal and replacement of officers and managers of LivFree. In the unlikely event that the license transfer approvals in Nevada are ultimately not able to be obtained, Ayr would not become entitled to such income in question and could be materially adversely affected.

Subject to the terms of the Operations Agreement, LivFree has been granted ultimate authority over its operations. However, under the Operations Agreement, LivFree requires LivFree NewCo’s consent to the issuance, transfer or pledge of any equity of LivFree, distributions to members, any consolidation, conversion, merger or membership exchange, any sale, pledge, lease, encumbrance, transfer or other distribution of assets, any purchase of assets at an aggregate cost of more than $1,000, any incurrence of debt of more than $1,000, any reclassification or recapitalization of membership interests, any redemption or purchase of membership interests, any dissolution or liquidation, the engagement, modification or termination of any employment or independent contractor relationship with compensation in excess of $5,000 per year, the entering into any contract with payment greater than $1,000, the creation of any indebtedness or other obligations to or from members, any act outside the ordinary course of business, or the engagement of any other person to provide services of the type to be provided by LivFree under the Operations Agreement.

Pursuant to the Operations Agreement, LivFree prepares annual budgets for LivFree NewCo’s approval.  To the extent LivFree NewCo or any Ayr affiliate has funds available, it may choose to loan them to LivFree under a credit and security agreement to make up any shortfalls in working capital, for budgeted capital expenditures and for budgeted expansion. LivFree NewCo licenses its intellectual property and other assets to LivFree so that LivFree may continue its cannabis business operations under the Operations Agreement.

Unless terminated early in accordance with its terms, the Operations Agreement has a 20-year term with automatic five-year renewals. LivFree NewCo may terminate the Operations Agreement upon: the conviction of LivFree, or any member or anyone employed or engaged by LivFree, of any crime punishable as a felony under federal or State law; any transfer of LivFree membership interests without the approval of LivFree NewCo; any merger, consolidation, reorganization, conversion, sale, liquidation, dissolution or disposition or substantially all membership interests or assets of LivFree without the approval of LivFree NewCo; any change in scope of operations without the approval of LivFree NewCo; any breach by LivFree of the Operations Agreement; or any failure to obtain regulatory consent for a license transfer or change of control. The Operations Agreement may also be terminated by mutual consent, by either party, upon a bankruptcy filing or insolvency of the other party, by either party for the other party’s material breach that is not cured within 60 days or if a non-monetary breach not capable of cure within 60 days, failure to commence a cure within 60 days and the continuation of that cure.

Enforcement of Ayr’s protections under the Operations Agreement and other related agreements is dependent on continuing validity and enforceability of those agreements. If such agreements are found to be invalid or unenforceable, or are terminated by the counterparty, this could have a material adverse effect on Ayr’s business, prospects, financial condition, and operating results.

Exchangeable Shares and Exchange Rights Agreements

For tax reasons, rather than receiving Subordinate Voting Shares, the sellers of the Acquired Businesses in connection with the Qualifying Transaction received as part of their consideration, Exchangeable Shares which, pursuant to the applicable Exchange Rights Agreements, are exchangeable on a one-for-one basis into Subordinate Voting Shares.

The Exchangeable Shares entitle their holders to dividends and other rights that are, as nearly as practical, economically equivalent (without taking into account tax consequences) to those rights attaching to the Subordinate Voting Shares. Until its Exchangeable Shares are exchanged for the applicable Subordinate Voting Shares pursuant to the Exchange Rights Agreements, or the Exchangeable Share Provisions, holders of Exchangeable Shares will not have the right to vote at meetings of shareholders of Ayr or at meetings of the shareholders of Ayr’s wholly owned subsidiary in Nevada, CSAC Acquisition Inc. (“CSAC AcquisitionCo”), except that they may vote at meetings of the shareholders of CSAC AcquisitionCo with respect to altering the rights of holders of any of the Exchangeable Shares, or if CSAC AcquisitionCo decides to take certain actions without fully protecting the holders of any of the Exchangeable Shares, or as otherwise required by law. The Exchangeable Shares will be exchangeable at any time, on a one-for-one basis, for Subordinate Voting Shares, at the option of the holder. Certain ancillary rights, as further described below, have been provided to the holders of the Exchangeable Shares pursuant to the terms and conditions of the Exchange Rights Agreements.

Exchangeable Share Procedures

In connection with each definitive agreement (as amended) pursuant to Ayr’s Qualifying Transaction, Ayr entered into the corresponding support agreement (each, a “Support Agreement”, and collectively, the “Support Agreements”) as well as exchange rights agreements with CSAC AcquisitionCo and the respective holders of the Exchangeable Shares (each, an “Exchange Rights Agreement”, and collectively, the “Exchange Rights Agreements”) for the benefit of the sellers under each definitive agreement, whereby Ayr has agreed to make certain covenants in favor of the sellers to protect their rights as holders of Exchangeable Shares. Ayr agrees to reserve an amount of applicable Subordinate Voting Shares for issuance upon exchange of the Exchangeable Shares, and ensure such shares remain protected from pre-emptive and other rights. Upon notice to Ayr and CSAC AcquisitionCo, Ayr will issue such number of applicable Subordinate Voting Shares to a holder of Exchangeable Shares in exchange for the Exchangeable Shares of such holder, subject to the terms specified in the Exchange Rights Agreements. Additionally, Ayr has an overriding liquidation call right under the Exchange Rights Agreements to purchase all, but not less than all, of the Exchangeable Shares from the holders thereof upon a proposed liquidation, dissolution or winding-up of CSAC AcquisitionCo, as well as a redemption call right and retraction call right on the Exchangeable Shares, in each case for the consideration set forth in such agreements.

General

The ancillary rights, consisting of the Automatic Exchange Right (as defined below) and the Exchangeable Shareholders’ Put Right (as defined below), are rights established for the benefit of the holders of Exchangeable Shares pursuant to the Exchange Rights Agreements and are intended to ensure that such holders have the right to receive the applicable Subordinate Voting Shares in the event of: (i) a Liquidation Event (as defined below) (by the operation of the Automatic Exchange Right); or (ii) an Insolvency Event (as defined below) (by the operation of the Exchangeable Shareholders’ Put Right).

In connection with the issuance of the Exchangeable Shares, Call Rights (as defined below) are provided in favour of Ayr, which are triggered in certain circumstances. The Call Rights, consisting of the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right (in each case, as defined below) (collectively, the “Call Rights”), are rights established in favour of Ayr to allow it to purchase Exchangeable Shares: (i) in the event of the liquidation, dissolution or winding-up of CSAC AcquisitionCo (by the operation of the Liquidation Call Right); or (ii) that would otherwise be redeemed by CSAC AcquisitionCo (by the operation of the Redemption Call Right or the Retraction Call Right). The consideration received by a holder of Exchangeable Shares will be the same whether such holder’s Exchangeable Shares are redeemed by CSAC AcquisitionCo or purchased by Ayr.

Dividend Rights

Holders of Exchangeable Shares will be are entitled to receive, subject to applicable law, dividends economically equivalent to all dividends paid on the Subordinate Voting Shares. The Support Agreements restrict Ayr from declaring or paying dividends on the Subordinate Voting Shares unless economically equivalent dividends are declared and paid on the Exchangeable Shares, subject to applicable law. Cash dividends on the Exchangeable Shares are payable in an amount equal to and in the currency of the corresponding cash dividend payable on Subordinate Voting Shares, or the U.S. dollar equivalent. Stock dividends declared on the Subordinate Voting Shares to be paid in Subordinate Voting Shares will be satisfied for each Exchangeable Share by the issue or transfer of such number of Exchangeable Shares as is equal to the number of Subordinate Voting Shares to be paid on each Subordinate Voting Share (or by way of an economically equivalent stock split). Dividends declared on Subordinate Voting Shares in property, other than cash or Subordinate Voting Shares, will be satisfied by such type and amount of property for each Exchangeable Share as is the same as, or economically equivalent to, the type and amount of property declared as a dividend on each Subordinate Voting Share. The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as the relevant date for the corresponding dividends on the Subordinate Voting Shares.

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the Subordinate Voting Shares.

Any dividend which should have been declared or paid on the Exchangeable Shares but was not so declared or paid due to the provisions of applicable law shall be declared and paid by CSAC AcquisitionCo as soon as payment of such dividend is permitted by such law.

If, on any payment date for any dividends or distributions declared on the Exchangeable Shares, the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on the first subsequent date or dates determined by the CSAC AcquisitionCo board of directors on which CSAC AcquisitionCo shall have sufficient moneys, assets or other property properly applicable to the payment of such dividend or distribution.

The CSAC AcquisitionCo board of directors shall determine, in good faith and acting reasonably (with the assistance of such reputable and qualified independent financial advisors and/or other experts as it may require), economic equivalence for these purposes, and shall provide the holders of the Exchangeable Shares (“Exchangeable Shareholders”) with a copy of a written determination of economic equivalence and the underlying calculations supporting such determination and the final version of any written report provided by such financial advisors and/or other experts supporting such determination, if requested. For greater certainty, the CSAC AcquisitionCo board of directors shall not be under any obligation to procure any such assistance in support of their determination of economic equivalence for these purposes.

Ranking and Liquidation Rights

Except for the exchange features and related rights of the Exchangeable Shares and the fact that the Exchangeable Shares are non-voting (except as described herein), the Exchangeable Shares rank pari passu with the CSAC AcquisitionCo common shares. Subject to applicable law and the due exercise by Ayr of its Liquidation Call Right, in the event of the liquidation, dissolution or winding-up of CSAC AcquisitionCo, a holder of Exchangeable Shares shall be entitled to receive in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the “Liquidation Date”), before any distribution of any part of the assets of CSAC AcquisitionCo among the holders of the common shares of CSAC AcquisitionCo or any other shares in CSAC AcquisitionCo, an amount per Exchangeable Share equal to the Exchangeable Share Consideration applicable on the last business day prior to the Liquidation Date (the “Liquidation Amount”).

On or promptly after the Liquidation Date, and subject to the exercise by Ayr of its Liquidation Call Right in accordance with the terms of the Exchange Rights Agreement, CSAC AcquisitionCo shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares and a document (in the case of a holder who is a U.S. Resident (as defined below)) containing a representation and warranty that the holder is a U.S. Resident, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the articles and by-laws of CSAC AcquisitionCo at the registered office of CSAC AcquisitionCo. Upon such payment of the total Liquidation Amount, the holders of the Exchangeable Shares (other than any holder which is an Ayr affiliate (as such term is defined in the Exchange Rights Agreement)) shall thereafter be considered and deemed for all purposes to be holders of the Subordinate Voting Shares delivered to them as part or all of the Exchangeable Share Consideration notwithstanding that the certificate or certificates representing such Exchangeable Shares have not been delivered by the holder or holders thereof to Ayr, and such holders shall not be entitled, in respect of the Exchangeable Shares, to share in any further distribution of the assets of CSAC AcquisitionCo.

For the purposes hereof, a “U.S. Resident” means a person who is a resident of the United States for purposes of the Internal Revenue Code of 1986, as amended or, if a partnership, all of whose partners are U.S. Residents, and the “Exchangeable Share Consideration” per Exchangeable Share means one Subordinate Voting Share and any unpaid dividend entitlements, less applicable withholding taxes.

Exchange of Exchangeable Shares for Subordinate Voting Shares

Subject to the exercise by Ayr of its Retraction Call Right, a holder of Exchangeable Shares is entitled to retract (meaning require CSAC AcquisitionCo to redeem) any or all of the Exchangeable Shares held by such holder for a retraction price per share equal to the then Retraction Price (as defined below). A holder of Exchangeable Shares may affect such retraction by presenting: (i) a certificate or certificates to CSAC AcquisitionCo or Odyssey, acting as Ayr’s transfer agent (or any successor thereto), representing the number of Exchangeable Shares the holder desires to retract, duly endorsed in blank; (ii) a duly executed request (a “Retraction Request”) indicating the number of Exchangeable Shares the holder desires to retract (the “Retracted Shares”) and the date of retraction (the “Retraction Date”) and acknowledging the Retraction Call Right; and (iii) such other documents as may be required to effect the retraction of the Retracted Shares.

When a holder requests CSAC AcquisitionCo to redeem Exchangeable Shares, Ayr will have an overriding Retraction Call Right to purchase on the Retraction Date all but not less than all of the Retracted Shares, at a purchase price per share equal to the then Retraction Price. Upon receipt of a Retraction Request, CSAC AcquisitionCo is required to immediately notify Ayr in writing of the Retraction Request. Ayr must then advise CSAC AcquisitionCo and the Exchangeable Shareholder within five business days as to whether the Retraction Call Right will be exercised. If Ayr advises CSAC AcquisitionCo that Ayr will exercise the Retraction Call Right within such five business day period, then provided the Retraction Request is not validly revoked by the holder, the Retraction Request shall be considered to be an offer by the holder to sell the Retracted Shares to Ayr in accordance with the Retraction Call Right.

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by CSAC AcquisitionCo shall thereafter be considered and deemed for all purposes to be a holder of the Subordinate Voting Shares delivered to such holder.

Notwithstanding the foregoing, CSAC AcquisitionCo shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If CSAC AcquisitionCo believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, CSAC AcquisitionCo shall only be obligated to redeem Retracted Shares to the extent of the maximum number that may be so redeemed (rounded down to the next whole number of shares) as would not be contrary to such provisions. In any case in which the redemption by CSAC AcquisitionCo of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, and more than one holder has duly delivered a Retraction Request, CSAC AcquisitionCo shall redeem Retracted Shares on a pro-rata basis. Provided that the Retraction Request is not revoked by the holder, the holder of any such Retracted Shares not redeemed by CSAC AcquisitionCo as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Ayr to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Ayr to such holder of the Retraction Price for each such Retracted Share.

For the purposes hereof, the “Retraction Price” per Exchangeable Share means one Subordinate Voting Share and any unpaid dividend entitlements, less applicable withholding taxes.

Upon exchange of the Exchangeable Shares into Subordinate Voting Shares and any other event requiring the issuance of Subordinate Voting Shares, CSAC Holdings Inc., the parent company of CSAC AcquisitionCo, will be issued an equivalent number of voting common shares of CSAC AcquisitionCo.

Redemption Rights

Subject to applicable law, and provided that Ayr has not exercised the Redemption Call Right or an Exchangeable Shareholder has not exercised the Exchangeable Shareholders’ Put Right pursuant to the Exchange Rights Agreement, upon the occurrence of a Redemption Event (as defined below), CSAC AcquisitionCo shall have the right to redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per Exchangeable Share equal to the Exchangeable Share Consideration on the last business day prior to the Redemption Date (the “Redemption Price”). “Redemption Date” means the date for redemption as established in accordance with the terms of the Exchangeable Shares.

In the case of a proposed redemption by CSAC AcquisitionCo of Exchangeable Shares, CSAC AcquisitionCo shall:

(a)	at least 15 days before the Redemption Date (other than a Redemption Date established in connection with a Control Transaction (as defined below)), notify Ayr in writing (the “Redemption Notice”) of the intention of CSAC AcquisitionCo to redeem the Exchangeable Shares; and

(b)	at least 10 days before the Redemption Date (other than a Redemption Date established in connection with a Control Transaction), send or cause to be sent to Ayr and each holder of Exchangeable Shares a notice in writing (the “Shareholder Redemption Notice”) of the proposed redemption by CSAC AcquisitionCo of the Exchangeable Shares held by such holder.

In the case of a Redemption Date established in connection with a Control Transaction, the Redemption Notice and the Shareholder Redemption Notice must be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the CSAC AcquisitionCo board of directors, to be reasonably practicable in the circumstances (provided that at least ten business days’ notice is given). In any such case, such notice shall set out the Redemption Date.

On the Redemption Date and subject to the exercise by Ayr of the Redemption Call Right or the exercise of the Exchangeable Shareholders’ Put Right pursuant to the Exchange Rights Agreement, CSAC AcquisitionCo shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Exchangeable Share Consideration representing the full Redemption Price for each such Exchangeable Share, upon presentation and surrender at the registered office of CSAC AcquisitionCo of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the applicable law and (in the case of a holder who is a U.S. Resident) a representation and warranty by such holder of Exchangeable Shares to be redeemed that such holder is a U.S. Resident. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price delivered to a holder for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. Upon such payment of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Subordinate Voting Shares delivered to them.

For the purposes hereof, a “Redemption Event” means (a) the occurrence of a Control Transaction, (b) the occurrence of an Insolvency Event, (c) the day upon which U.S. tax legislation is amended and becomes effective such that all U.S. Resident holders of Exchangeable Shares may receive Subordinate Voting Shares in exchange for their Exchangeable Shares on a tax-deferred basis for U.S. income tax purposes, or (d) the seventh anniversary of the closing or any date thereafter; a “Control Transaction” means any of the following: (i) any person or group of persons acting jointly or in concert (within the meaning of NI 62-104) acquires, directly or indirectly, control (as defined in NI 62-104) of Ayr; (ii) the shareholders of Ayr shall have approved merger, consolidation, recapitalization or reorganization of Ayr, or, if shareholder approval is not sought or obtained, any such transaction shall have been consummated, in either case other than any such transaction which would result in at least 50% of the total voting power represented by the voting securities of the resulting entity outstanding immediately after such transaction being beneficially owned by holders of outstanding voting securities of Ayr immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or (iii) the shareholders of Ayr shall approve an agreement for the sale or disposition by Ayr of all or substantially all of Ayr’s assets; and an “Insolvency Event” means the institution by CSAC AcquisitionCo of any proceeding to be adjudicated a bankrupt or insolvent or to be liquidated, dissolved or wound-up, or the consent of CSAC AcquisitionCo to the institution of bankruptcy, insolvency, liquidation, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking liquidation, dissolution or winding up under any bankruptcy, insolvency or analogous laws in any jurisdiction, and the failure by CSAC AcquisitionCo to contest in good faith any such proceedings instituted by any person other than CSAC AcquisitionCo commenced in respect of CSAC AcquisitionCo within 30 days of becoming aware thereof, or the consent by CSAC AcquisitionCo to the filing of any such petition or to the appointment of a receiver, or the making by CSAC AcquisitionCo of a general assignment for the benefit of creditors, or the admission in writing by CSAC AcquisitionCo of its inability to pay its debts generally as they become due, or CSAC AcquisitionCo not being permitted, pursuant to solvency requirements of applicable law, to purchase any Retracted Shares (as defined below).

Purchase for Cancellation

Subject to applicable law, CSAC AcquisitionCo may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private contract with any holder of Exchangeable Shares at any price agreed to between CSAC AcquisitionCo and such holder of Exchangeable Shares.

Amendments and Approval

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares in the Exchange Rights Agreements may be added to, changed or removed but only with the approval of Ayr and the holders of the Exchangeable Shares given as hereinafter specified.

Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat shall form a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

Certain Restrictions

So long as any of the Exchangeable Shares are outstanding, CSAC AcquisitionCo shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares by special resolution: (i) amend the articles of CSAC AcquisitionCo; or (ii) initiate the voluntary liquidation, dissolution or winding-up of CSAC AcquisitionCo, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of CSAC AcquisitionCo.

Grant of Exchange Rights

Subject to Ayr’s Call Rights under the Exchange Rights Agreement, Ayr grants to each of the Exchangeable Shareholders the right, exercisable upon the occurrence and during the continuance of: (i) an Insolvency Event, or (ii) subject to the Liquidation Call Right and Redemption Call Right, any event causing the automatic exchange of the Exchangeable Shares for Subordinate Voting Shares or requiring the Exchangeable Shareholders to exchange their Exchangeable Shares for Subordinate Voting Shares to require Ayr to purchase from such Exchangeable Shareholder all or any part of the Exchangeable Shares held by such Exchangeable Shareholder, all in accordance with the provisions of the Exchange Rights Agreement and the share terms of CSAC AcquisitionCo governing the Exchangeable Shares (the “Exchangeable Share Provisions”) (the “Exchangeable Shareholders’ Put Right”).

The purchase price payable by Ayr for each Exchangeable Share to be purchased by Ayr upon the exercise of the Exchangeable Shareholders’ Put Right shall be an amount per Exchangeable Share equal to the Exchangeable Share Consideration.

Ayr will also grant the Automatic Exchange Right to the Exchangeable Shareholders.

Automatic Exchange Right on Liquidation of Ayr

Ayr will give each Exchangeable Shareholder written notice of each of the following events (each a “Liquidation Event”) at the time set forth below:

(a)	in the event of any determination by the Board to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Ayr or to affect any other distribution of assets of Ayr among its stockholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)	as soon as practicable following the earlier of:

(i)	receipt by Ayr of notice of; and

(ii)	Ayr’s otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Ayr or to affect any other distribution of assets of Ayr among its stockholders for the purpose of winding up its affairs, in each case where Ayr has failed to contest in good faith any such proceeding commenced in respect of Ayr within 30 days of becoming aware thereof.

Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Subordinate Voting Shares (the “Automatic Exchange Right”).

In order for the Exchangeable Shareholders to participate on a pro-rata basis with the holders of the Subordinate Voting Shares in the distribution of assets of Ayr in connection with a Liquidation Event, immediately prior to the effective date of a Liquidation Event (the “Liquidation Event Effective Date”), subject to each of the Liquidation Call Right and Exchangeable Shareholders’ Put Right (if applicable) not having been exercised, each of the then outstanding Exchangeable Shares shall be automatically exchanged for Subordinate Voting Shares. To effect such automatic exchange, Ayr shall be deemed to have purchased each Exchangeable Share outstanding on the Liquidation Event Effective Date held by Exchangeable Shareholders, and each Exchangeable Shareholder shall be deemed to have sold the Exchangeable Shares held by it at such time to Ayr, for an amount per share equal to the Exchangeable Share Consideration applicable on the business day prior to the Liquidation Event Effective Date.

Liquidation Call Right

Ayr shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Ayr and notwithstanding the Exchangeable Share Provisions, to purchase from all, but not less than all, of the Exchangeable Shareholders (other than any Exchangeable Shareholder which is an affiliate of Ayr) on the Liquidation Date all, but not less than all, of the Exchangeable Shares held by each such Exchangeable Shareholder on payment by Ayr to each such Exchangeable Shareholder an amount per Exchangeable Share equal to the Exchangeable Share Consideration applicable on the business day prior to the Liquidation Date (the “Liquidation Call Purchase Price”). In the event of the exercise of the Liquidation Call Right by Ayr, each Exchangeable Shareholder (other than any Exchangeable Shareholder which is an affiliate of Ayr) shall be obligated to sell all the Exchangeable Shares held by such Exchangeable Shareholder to Ayr on the Liquidation Date on payment by Ayr to the Exchangeable Shareholder of the Liquidation Call Purchase Price, less any applicable withholding taxes, for each such Exchangeable Share and CSAC AcquisitionCo shall have no obligation to pay the Liquidation Amount to the holders of such Exchangeable Shares so purchased by Ayr.

Redemption Call Right

Upon the receipt of a Redemption Notice, Ayr shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by Ayr pursuant to the Exchangeable Share Provisions, to purchase from all but not less than all of the Exchangeable Shareholders (other than any Exchangeable Shareholder which is an affiliate of Ayr) on the Redemption Date or, if the Exchangeable Shares have not otherwise been redeemed or retracted by such date, any date following the Redemption Date (the “Later Redemption Date”), all but not less than all of the Exchangeable Shares held by each such holder on payment by Ayr to each Exchangeable Shareholder an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the Exchangeable Share Consideration on the last business day prior to the Redemption Date or the Later Redemption Date, as applicable. In the event of the exercise of the Redemption Call Right by Ayr, each Exchangeable Shareholder shall be obligated to sell all the Exchangeable Shares held by the Exchangeable Shareholder to Ayr on the Redemption Date or the Later Redemption Date, as applicable, on payment by Ayr to the Exchangeable Shareholder of the Redemption Call Purchase Price for each such Exchangeable Share, and CSAC AcquisitionCo shall have no obligation to redeem such Exchangeable Shares so purchased by Ayr.

Retraction Call Right

Upon receipt by Ayr of a Retraction Request, CSAC AcquisitionCo shall immediately notify Ayr in writing thereof (a “Retraction Call Notice”) and shall provide to Ayr a copy of the Retraction Request. Upon receipt by Ayr of a Retraction Call Notice, Ayr shall have the right (the “Retraction Call Right”), notwithstanding the Exchangeable Share Provisions, to purchase from each such Exchangeable Shareholder that has delivered a Retraction Request, on the Retraction Date, all but not less than all of the Exchangeable Shares held by such holder on payment by Ayr to each such Exchangeable Shareholder an amount per Exchangeable Share equal to the Exchangeable Share Consideration on the last business day prior to the Retraction Date.

CONSOLIDATED CAPITALIZATION

Since September 30, 2020, the date of the Q3 Interim Financial Statements, there have been no material changes to the Company’s share and loan capitalization on a consolidated basis as of February 23, 2021 except the following:

•	the issuance of 105,420 Subordinate Voting Shares pursuant to the conversion of 1,054,200 Rights;

•	the issuance of 5,445,419 Subordinate Voting Shares pursuant to the conversion of 5,445,419 Exchangeable Shares;

•	the issuance of 5,901,252 Subordinate Voting Shares pursuant to the exercise of 5,901,252 Listed Warrants;

•	the issuance of 128,265 Subordinate Voting Shares pursuant to the acquisition of DocHouse (see “Ayr Strategies Inc. – Recent Developments – Pennsylvania”);

•	the issuance of 1,310,041 Exchangeable Shares pursuant to the acquisition of Canntech (see “Ayr Strategies Inc. – Recent Developments – Pennsylvania”);

•	the issuance of US$110 million aggregate principal amount of 12.5% senior secured notes due 2024, bearing 12.5% interest per annum, payable semi-annually, in equal instalments, with a maturity date 48 months from the issue date (see “Documents Incorporated by Reference” and “Ayr Strategies Inc. – Recent Developments – Senior Secured Notes”);

•	the issuance of 4,600,000 Equity Shares pursuant to the Equity Share Offering; and

•	the issuance of 1,044,000 Restricted Exchangeable Shares pursuant to a grant under the Company’s equity incentive plan.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, if required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers through agents or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings. The sale of Equity Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the CSE or other existing trading markets for the Equity Shares, and as set forth in the Prospectus Supplement for such purpose.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102) and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers. The Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Securities may be sold in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the CSE or other existing trading markets for the Subordinate Voting Shares.

If underwriters are used in an offering, the Securities offered thereby may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities, if applicable, will be subject to the conditions precedent agreed upon by the parties.

The Securities may also be sold (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to, or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We and/or the selling securityholders may agree to pay the underwriters, broker-dealers or agents a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Underwriters, broker-dealers or agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, broker-dealers or agents may be changed from time to time.

Each class or series of Warrants (other than the Listed Warrants), Subscription Receipts, Debt Securities, Convertible Securities and Units will be, unless specified in the applicable Prospectus Supplement, a new issue of Securities with no established trading market and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants (other than the Listed Warrants), Subscription Receipts, Debt Securities, Convertible Securities or Units will be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants (other than the Listed Warrants), Subscription Receipts, Debt Securities, Convertible Securities or Units (other than constituent Equity Shares and/or Listed Warrants) may be sold and purchasers may not be able to resell Warrants (other than Listed Warrants), Subscription Receipts, Debt Securities, Convertible Securities or Units (other than constituent Equity Shares and/or Listed Warrants) purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants (other than the Listed Warrants), Subscription Receipts, Debt Securities, Convertible Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Subscription Receipts, Debt Securities, Convertible Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Subscription Receipts, Debt Securities, Convertible Securities or Units or as to the liquidity of the trading market, if any, for the Warrants, Subscription Receipts, Debt Securities, Convertible Securities or Units.

Sales of Equity Shares under an “at-the-market distribution”, if any, may be made pursuant to an accompanying Prospectus Supplement. Sales of Equity Shares under any “at-the-market” program will be made in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102. The volume and timing of any “at-the-market distributions” will be determined at the Company’s sole discretion.

In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters, broker-dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, broker-dealer or agent involved in an “at-the-market distribution” under this Prospectus, no affiliate of such underwriter, broker-dealer or agent, and no person or company acting jointly or in concert with such underwriter, broker-dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Unless stated to the contrary in any Prospectus Supplement, the Securities have not been and will not be registered under the 1933 Act or any state securities laws and may not be offered, sold or delivered within the United States or to U.S. persons within the meaning of Regulation S under the 1933 Act, except in certain transactions that are exempt from the registration requirements of the 1933 Act. In addition, until 40 days after the commencement of an offering of Securities, an offer or sale of the Securities within the United States or to U.S. persons by any dealer, whether or not participating in the offering, may violate the registration requirements of the 1933 Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the 1933 Act.

PRIOR SALES

Information in respect of prior sales of Equity Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Equity Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Equity Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Equity Shares and Listed Warrants are currently (i) listed on the CSE under the trading symbols “AYR.A” and “AYR.WT”, respectively, and (ii) quoted on the OTCQX Best Market under the trading symbols “AYRWF” and “CNBQF”, respectively. Trading prices and volumes in respect of the Equity Shares and Listed Warrants will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

The Company has no dividend record and does not currently anticipate paying any dividends on the in the foreseeable future. Dividends paid by the Company would be subject to tax and, potentially, withholdings.

TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to an investor acquiring, owning and disposing of any of the Securities offered thereunder, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities. The applicable Prospectus Supplement may describe certain United States federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the AIF and any applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure you that we will successfully address any or all of these risks.

In addition to the risk factors described elsewhere herein and in the documents incorporated by reference herein, prospective investors should carefully consider the risks below together with the other information provided elsewhere in this Prospectus and the applicable Prospectus Supplement. Prospective investors should consult with their professional advisors to assess any investment in the Company.

Risks Related to the Company’s Securities

Return on Securities is not guaranteed

There is no guarantee that the Securities will earn any positive return in the short-term or long-term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Discretion in the use of proceeds

Management of the Company will have broad discretion with respect to the timing and application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Equity Shares or its other securities issued and outstanding from time to time. As a result, purchasers will be relying on the ongoing judgment of management as determined from time to time for the application of the proceeds of any such offering. The results and the effectiveness of the application of the net proceeds are uncertain. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline. The Company will not receive any proceeds from any sale of any Securities by selling securityholders in a secondary offering.

Dilution

The offering price of Equity Shares or other Securities that are convertible or exchangeable into Equity Shares may significantly exceed the net tangible book value per share of the Equity Shares. Accordingly, a purchaser of Equity Shares or other Securities that are convertible or exchangeable into Equity Shares may incur immediate and substantial dilution of his, her or its investment. If outstanding options and warrants to purchase Equity Shares are exercised or securities convertible into Equity Shares are converted, additional dilution will occur. The Company may sell additional Equity Shares or other securities that are convertible or exchangeable into Equity Shares in subsequent offerings or may issue additional Equity Shares or other securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Equity Shares. Sales or issuances of substantial numbers of Equity Shares or other securities that are convertible or exchangeable into Equity Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Equity Shares. With any additional sale or issuance of Equity Shares or other securities that are convertible or exchangeable into Equity Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Equity Shares they receive, the trading price of the Equity Shares on the CSE and OTCQX Best Market may decrease due to the additional amount of Equity Shares available in the market.

Liquidity

There is currently no market through which the Securities, other than the Equity Shares and Listed Warrants, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants (other than Listed Warrants), Subscription Receipts, Debt Securities, Convertible Securities or Units (other than in respect of constituent Equity Shares and/or Listed Warrants) will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Warrants (other than Listed Warrants), Subscription Receipts, Debt Securities, Convertible Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities, other than the Equity Shares and Listed Warrants, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Equity Shares and Listed Warrants, will develop or, if developed, that any such market, including for the Equity Shares and Listed Warrants, will be sustained.

Loss of Foreign Private Issuer Status

The Company is a Foreign Private Issuer as defined in Rule 405 under the U.S. Securities Act and Rule 3b-4 under the U.S. Exchange Act. If, as of the last business day of the Company’s second fiscal quarter for any year, more than 50% of the Company’s outstanding voting securities (as determined under Rule 405 of the U.S. Securities Act) are directly or indirectly held of record by residents of the United States, the Company will no longer meet the definition of a Foreign Private Issuer, which may have adverse consequences on the Company’s ability to raise capital in private placements or Canadian prospectus offerings. In addition, the loss of the Company’s Foreign Private Issuer status may likely result in increased reporting requirements and increased audit, legal and administration costs. These increased costs may significantly affect the Company’s business, financial condition and results of operations.

The term "Foreign Private Issuer" is defined as any non-U.S. corporation, other than a foreign government, except any issuer meeting the following conditions:

(a)	more than 50 percent of the outstanding voting securities of such issuer are, directly or indirectly, held of record by residents of the United States; and

(b)	any one of the following:

(i)	the majority of the executive officers or directors are United States citizens or residents, or

(ii)	more than 50 percent of the assets of the issuer are located in the United States, or

(iii)	the business of the issuer is administered principally in the United States.

A "holder of record" is defined by Rule 12g5-1 under the U.S. Exchange Act. Generally speaking, the holder identified on the record of security holders is considered as the record holder. In December 2016, the SEC issued a Compliance and Disclosure Interpretation to clarify that issuers with multiple classes of voting stock carrying different voting rights may, for the purposes of calculating compliance with this threshold, examine either (i) the combined voting power of its share classes, or (ii) the number of voting securities, in each case held of record by U.S. residents. Based on this interpretation, each issued and outstanding Multiple Voting Share is counted as one voting security and each issued and outstanding Subordinate Voting Shares is counted as one voting security for the purposes of determining the 50 percent U.S. resident threshold and the Company is a ‘‘Foreign Private Issuer". Should the SEC’s guidance and interpretation change, it is likely the Company will lose its Foreign Private Issuer status.

The Company's Status as an "Emerging Growth Company" under United States securities laws

The Company is an "emerging growth company" as defined in section 3(a) of the U.S. Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1.07 billion (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1 billion in non-convertible debt; and (d) the date on which the Company is deemed to be a "large accelerated filer", as defined in Rule 12b–2 under the U.S. Exchange Act. The Company will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700 million or more.

For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the JOBS Act. The Company takes advantage of some, but not all, of the available exemptions available to emerging growth companies. The Company cannot predict whether investors will find the Subordinate Voting Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Subordinate Voting Shares less attractive as a result, there may be a less active trading market for the Subordinate Voting Shares and the price per Subordinate Voting Share may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company’s development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company’s business, financial condition and results of operations.

INTERESTS OF EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

MNP LLP is the auditor of the Company. MNP LLP has confirmed that it is independent of the Company within the meaning of the Chartered Professional Accountants of Ontario Code of Professional Conduct.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters relating to an offering of Securities will be passed upon by Stikeman Elliott LLP on behalf of the Company. As at the date hereof, the partners and associates of Stikeman Elliott LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Shares.

In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Our auditors are MNP LLP, located at 111 Richmond Street West, Suite 300, Toronto, Ontario, Canada M5H 2G4. MNP LLP is independent with respect to the Company within the meaning of the Chartered Professional Accountants of Ontario Code of Professional Conduct.

The transfer agent and registrar of the Company is Odyssey, located at 702, 67 Yonge Street, Toronto, Ontario, Canada M5E 1J8.

PROMOTER

Mercer, the controlling shareholder of the Company, is considered a promoter of the Company within the meaning of Canadian securities legislation. As of the date hereof, Mercer owns, of record and beneficially, (i) 3,677,626 Multiple Voting Shares, representing approximately 99.5% of the issued and outstanding Multiple Voting Shares, (ii) 2,621,870 Listed Warrants, representing 26% of the issued and outstanding Listed Warrants, and (iii) 262,188 Rights, representing 57% of the issued and outstanding Rights, which were acquired by Mercer in connection with the IPO.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person's heirs and legal personal representatives, as set out in the BCBCA, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, in which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in such legal proceeding or investigative action, by reason of that person having been a director or officer of the Registrant. The Articles of the Registrant provide that the Registrant must, after the final disposition of such legal proceeding or investigative action, pay the costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of that proceeding.

The Articles of the Registrant also provide that the Registrant must pay, as they are incurred in advance of the final disposition of a legal proceeding or investigative action, the costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, actually and reasonably incurred by such person in respect of a proceeding, but the Registrant must first receive from such person a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the BCBCA, such person will repay the amounts advanced.

A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Exhibit	Description

4.1	The annual information form of the Registrant dated September 30, 2020

4.2	The audited consolidated financial statements of the Registrant for the year ended December 31, 2019

4.3	The audited consolidated financial statements of the Registrant for the period ended December 31, 2018 and the year ended September 30, 2018

4.4	The management’s discussion and analysis of the Registrant for the year ended December 31, 2019

4.5	The unaudited condensed interim consolidated financial statements of the Registrant for the three and nine months ended September 30, 2020 and 2019

4.6	The management’s discussion and analysis of the Registrant for the three and nine months ended September 30, 2020 and 2019

4.7	The statement of executive compensation of the Registrant for the year ended December 31, 2019

4.8	The business acquisition report of the Registrant dated August 7, 2019

4.9	The management information circular of the Registrant dated September 30, 2020

4.10	The material change report dated November 4, 2020 relating to the entering into by the Registrant of a binding term sheet to acquire a vertically integrated cannabis operation in the State of Arizona

4.11	The material change report dated November 30, 2020 relating to the entering into by the Registrant of a definitive membership interest purchase agreement dated November 20, 2020 to acquire 100% of the membership interest CannTech PA, LLC

4.12	The material change report dated December 11, 2020 relating to the closing of a private placement offering of US$110 million aggregate principal amount of 12.5% senior secured notes due 2024 and the completion of the Registrant’s incentive cash exercise of 3,000,000 Listed Warrants

4.13	The material change report dated December 30, 2020 relating to (i) the entering into by the Registrant of a definitive arrangement agreement dated December 21, 2020 to acquire all of the issued and outstanding common shares of Liberty Health Sciences Inc., and (ii) the entering into by the Registrant of a binding letter of intent dated December 21, 2020 whereby the Registrant, GSD NJ LLC and its equity owners will work together to negotiate and enter into a membership purchase agreement in respect of which the Registrant will acquire all of the membership interests of GSD NJ LLC

4.14	The material change report dated January 14, 2021 relating the closing of an underwritten overnight marketed offering of an aggregate of 4,600,000 Equity Shares at a price of C$34.25 per Offered Security for total gross proceeds of approximately $157,550,000

5.1	Consent of MNP LLP

6.1	Powers of Attorney (contained in the signature page hereto)

7.1	Form of Indenture

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 24, 2021.

AYR WELLNESS INC.

By:	/s/ Jonathan Sandelman
Name: Jonathan Sandelman
Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Lusardi and Michael Carlotti and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jonathan Sandelman	Chairman, Chief Executive Officer and Corporate Secretary	February 24, 2021
Jonathan Sandelman

/s/ Brad Asher	Chief Financial Officer	February 24, 2021
Brad Asher

/s/ Charles Miles	Director	February 24, 2021
Charles Miles

/s/ Chris R. Burggraeve	Director	February 24, 2021
Chris R. Burggraeve

/s/ Steve Menzies	Director	February 24, 2021
Steve Menzies

/s/ Louis F. Karger	Director	February 24, 2021
Louis F. Karger

/s/ Glenn Isaacson	Director	February 24, 2021
Glenn Isaacson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on February 24, 2021.

By:	/s/ Brad Asher
Name: Brad Asher
Title: Chief Financial Officer